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                                                                  CONFORMED COPY

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                                                          INVESTMENT NUMBER 8354



                              AMENDED AND RESTATED
                              INVESTMENT AGREEMENT

                                      AMONG

                                MSF HOLDING LTD.,

                          MEDICAL SYSTEMS FINANCE S.A.,

                                  ESTOLUR S.A,

                        HEALTHCARE SYSTEMS FINANCE S.A.,

                           SISTEMAS FINANCIEROS S.A.,

                                       AND

                        INTERNATIONAL FINANCE CORPORATION







                              Dated April 27, 1998
                and amended and restated as of September 29, 1998


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                                       1

                                TABLE OF CONTENTS

Article or
 Section                             Item                                                Page No.
 -------                             ----                                                --------

ARTICLE I.......................................................................................1
DEFINITIONS AND INTERPRETATION..................................................................1

     Section 1.01.  General Definitions.........................................................1
     Section 1.02.  Financial Definitions......................................................15
     Section 1.03.  Interpretation.............................................................19
     Section 1.04.  Business Day Adjustment....................................................19

ARTICLE II.....................................................................................19
THE PROJECT, PROJECT COST AND FINANCIAL PLAN...................................................19

     Section 2.01.  The Project................................................................19
     Section 2.02.  Project Cost and Financial Plan............................................20

ARTICLE III....................................................................................21
THE LOAN.......................................................................................21

     Section 3.01.  The Loan...................................................................21
     Section 3.02.  Disbursement Procedure.....................................................22
     Section 3.03.  A Loan Interest............................................................21
     Section 3.04.  B Loan Interest............................................................22
     Section 3.05.  Additional Interest........................................................23
     Section 3.06.  Repayment..................................................................24
     Section 3.07.  Prepayment.................................................................24
     Section 3.08.  Fees.......................................................................25
     Section 3.09.  Currency and Place of Payments.............................................26
     Section 3.10.  Allocation of Partial Payments.............................................27
     Section 3.11.  Maintenance Amount.........................................................27
     Section 3.12.  Funding Costs..............................................................27
     Section 3.13.  Suspension or Cancellation of Disbursements by IFC.........................28
     Section 3.14.  Taxes......................................................................29
     Section 3.15.  Illegality of Participation................................................29

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                                       2

ARTICLE IV.....................................................................................30
IFC SUBSCRIPTION...............................................................................30

     Section 4.01.  Subscription and Disbursement..............................................30
     Section 4.02.  Actions Prohibited until IFC Shares Issued.................................31
     Section 4.03.  Suspension and Cancellation of IFC Subscription............................32

ARTICLE V......................................................................................32
REPRESENTATIONS AND WARRANTIES.................................................................32

     Section 5.01.  Representations and Warranties.............................................32
     Section 5.02.  IFC Reliance...............................................................35
     Section 5.03.  Rights and Remedies not Limited............................................35

ARTICLE VI.....................................................................................36
CONDITIONS OF DISBURSEMENT AND SUBSCRIPTION....................................................36

     Section 6.01.  Initial Conditions.........................................................36
     Section 6.02.  Conditions of all Disbursements and subscription and disbursement under the IFC Subscription ...................................39
     Section 6.03.  Additional Conditions for Loan.............................................39
     Section 6.04.  Additional Conditions for IFC Subscription.................................41
     Section 6.05.  B Loan Conditions..........................................................41
     Section 6.06.  Co-Borrowers' Certification................................................41
     Section 6.07.  Conditions for IFC Benefit.................................................42
     Section 6.08.  Saving of Rights...........................................................42

ARTICLE VII....................................................................................42
PARTICULAR COVENANTS...........................................................................42

     Section 7.01.  Affirmative Covenants......................................................42
     Section 7.02.  Affirmative Covenants Particular to MSF Holding............................48
     Section 7.03.  Affirmative Covenants Particular to the
                    Eligible Co-Borrowers......................................................49
     Section 7.04.  Negative Covenants.........................................................50
     Section 7.05.  Negative Covenants Particular to MSF Holding...............................52
     Section 7.06.  Application of Insurance Proceeds..........................................53
     Section 7.07.  Document Taxes.............................................................53

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                                       3

ARTICLE VIII...................................................................................53
EVENTS OF DEFAULT..............................................................................53

     Section 8.01.  Acceleration after Default.................................................53
     Section 8.02.  Events of Default..........................................................54
     Section 8.03.  Bankruptcy.................................................................58
     Section 8.04.  Notice of Events...........................................................58
     Section 8.05.  Disclosure of Information..................................................58

ARTICLE IX.....................................................................................59
MISCELLANEOUS..................................................................................59

     Section 9.01.  Joint and Several Obligations..............................................59
     Section 9.02.  MSF Holding as Agent for Communication.....................................59
     Section 9.03.  Notices....................................................................59
     Section 9.04.  English Language...........................................................60
     Section 9.05.  Expenses...................................................................60
     Section 9.06.  Financial Calculations.....................................................61
     Section 9.07.  Termination of Agreement...................................................62
     Section 9.08.  Applicable Law and Jurisdiction............................................62
     Section 9.09.  Successors and Assigns.....................................................64
     Section 9.10.  Amendment..................................................................64
     Section 9.11.  Counterparts...............................................................64
     Section 9.12.  Remedies and Waiver........................................................64
     Section 9.13.  Additional Co-Borrowers....................................................65

ANNEX A........................................................................................67
METHOD OF THE BANK FOR INTERNATIONAL SETTLEMENTS...............................................67

BASLE ACCORD ON BANK CAPITAL ADEQUACY..........................................................67


SCHEDULE 1.....................................................................................99
FORM OF REQUEST FOR DISBURSEMENT (LOAN)........................................................99


SCHEDULE 2....................................................................................103
FORM OF LOAN DISBURSEMENT RECEIPT.............................................................103
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                                       4

SCHEDULE 3....................................................................................104
FORM OF REQUEST FOR SUBSCRIPTION AND DISBURSEMENT (EQUITY)....................................104


SCHEDULE 4....................................................................................107
FORM OF CERTIFICATE OF INCUMBENCY AND AUTHORITY...............................................107


SCHEDULE 5....................................................................................109
FORM OF LETTER TO CO-BORROWERS' AUDITORS......................................................109


SCHEDULE 6....................................................................................111
INFORMATION TO BE INCLUDED IN ANNUAL REVIEW OF OPERATIONS.....................................111

OPERATIONS....................................................................................111


SCHEDULE 7....................................................................................113
MINIMUM INSURANCE REQUIREMENTS................................................................113


SCHEDULE 8....................................................................................114
FORM OF AGREEMENT OF ADDITIONAL CO-BORROWERS..................................................114

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                                                             BGM&Mdraft26-Aug-98

                              AMENDED AND RESTATED
                              INVESTMENT AGREEMENT


         AGREEMENT, dated April 27, 1998 and amended and restated as of September 29, 1998, among MSF HOLDING LTD., a company organized and existing under the laws of the Commonwealth of the Bahamas ("MSF Holding"), MEDICAL SYSTEMS FINANCE S.A. ("MSF"), ESTOLUR S.A. ("Estolur"), HEALTHCARE SYSTEMS FINANCE S.A. ("HSF"), each of them a sociedad anonima, organized and existing under the laws of Uruguay, and SISTEMAS FINANCIEROS S.A., a sociedad anonima organized and existing under the laws of Argentina ("MSF Argentina"), and INTERNATIONAL FINANCE CORPORATION, an international organization established by Articles of Agreement among its member countries ("IFC").


                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION


         Section 1.01. General Definitions. Wherever used in this Agreement, unless the context otherwise requires, the following terms have the meanings opposite them:

"A Loan" the loan specified in Section 3.01(a) or, as the context requires, its principal amount from time to time outstanding;

"A Loan Disbursement"               any disbursement of the A Loan;

"A Loan Interest Rate"              for any Interest Period, the rate at which
                                    interest is payable on the A Loan during that Interest Period, determined in accordance with Section 3.03;

"Affiliate"                         in respect of any Person, any entity of
                                    which a company is a Subsidiary; or any
                                    entity in whose share capital a company, any entity of which a company is a Subsidiary, or any of their respective

                                    Subsidiaries has a direct or indirect
                                    interest exceeding twenty-five per cent
                                    (25%);

"Assignment Agreements"             the agreements, dated as of April 27, 1998
                                    between Oferil and MSF, on the one hand and Oferil and HSF, on the other hand, whereby certain rights under Oferil's portfolio are assigned to MSF and HSF;

"Auditors"                          Grant Thornton/Trevisan Auditores or such
                                    other firm of independent public accountants as the Co-Borrowers, with IFC's consent, from time to time appoint as the Co-Borrowers' auditors;

"Authority"                         any government or governmental,
                                    administrative, fiscal, judicial, or
                                    government-owned, body, department,
                                    commission, authority, tribunal, agency or entity and any central bank or other monetary or fiscal authority;

"Authorization"                     any consent, registration, filing,
                                    agreement, notarization, certificate,
                                    license, approval, permit, authority or
                                    exemption from, by or with any Authority, whether given by express action or deemed given by failure to act within any specified time period and all corporate, creditors' and shareholders' approvals or consents;

"B Loan" the loan specified in Section 3.01(b) or, as the context requires, its principal amount from time to time outstanding;

"B Loan Disbursement"               any disbursement of the B Loan;

"B Loan Interest Rate"              for any Interest Period, the rate at which
                                    interest is payable on the B Loan during that Interest Period, determined in accordance with Section 3.04;

"Bahamas"                           the Commonwealth of the Bahamas;

"Bilateral Vendor
 Agreements"                        the agreements between (i) Oldelft
                                    International Trading Co. N.V. (dba
                                    Nucletron B.V.) and Oferil dated as of March
                                    6, 1998; (ii) PIE Medical N.V. and Oferil dated October 31, 1997; (iii) Phillips
                                    Medical System International B.V. and Oferil dated February 21, 1997; and (iv) ADAC
                                    Laboratories and Oferil dated as of
                                    September 30, 1997;

"BIS Guidelines"                    the Bank for International Settlements'
                                    Basle Accord on Bank Capital Adequacy set forth in Annex A hereto;

"Borrowing Base Report"             The monthly report, in form and substance
                                    acceptable to IFC, provided by the
                                    Co-Borrowers which shall include details as set forth in the Security Agreements regarding the Eligible Leases/Loans, the
                                    Eligible Lessees/Borrowers and the IFC/FMO
                                    Security and which sets forth the Loan to Collateral Value Ratio, the Advance Rate and the Current Net Equipment Investment Cost as at the date of such report and the calculation thereof;

"Business Day"                      any day other than a Saturday or Sunday, or
                                    a legal holiday on which banks are
                                    authorized or required to be closed in New
                                    York, New York, and, for the purpose of
                                    determining the A Loan Interest Rate and the B Loan Interest Rate, London, England as well;

"Co-Borrower"                       MSF Holding, MSF, Estolur, HSF, MSF
                                    Argentina and such Subsidiaries of MSF
                                    Holding, MSF, Estolur, HSF and MSF Argentina as may become Co-Borrowers in accordance with Section 9.13;

"Disbursement"                      an A Loan Disbursement or a B Loan
                                    Disbursement or both, as the context
                                    requires;

"Dollars" and the sign "$"          the lawful currency of the United States of
                                    America;

"Dow Jones Market

Screen Page"                        the display of interest settlement rates
                                    (commonly known as LIBOR) for Dollar
                                    deposits in London designated as page 3750
                                    (British Bankers Association (BBA) LIBOR rates) of the Dow Jones Market Service (or any other page that replaces page 3750 and displays BBA London interbank settlement rates for Dollar deposits);

"DVI" DVI, Inc., a corporation organized and existing under the laws of the State of Delaware, USA;

"DVI Financial"                     DVI Financial Services, Inc., a corporation
                                    organized and existing under the laws of the State of Delaware, USA and a wholly-owned
                                    Subsidiary of DVI;

"DVI Guarantee Agreement"           the guarantee agreement dated as of
                                    September 29, 1998 between DVI and IFC;

"DVI International"                 DVI International, Inc., a corporation
                                    organized and existing under the laws of the State of Delaware, USA and a wholly-owned
                                    Subsidiary of DVI;

"Eligible Co-Borrower"              MSF, HSF, MSF Argentina and any Person that
                                    becomes a Co-Borrower and is designated as an Eligible Co-Borrower in accordance with the provisions of Section 9.13;

"Eligible Leases/Loans"             unless otherwise approved by IFC, any lease
                                    or loan made to an Eligible Lessee/Borrower pursuant to a Lease/Loan Agreement:

                                    (a)     which has a term of not less than
                                            three years at the time of execution
                                            of the lease or loan documentation
                                            and, in the case of existing leases
                                            or loans, where not more than 18
                                            months have elapsed from the time of
                                            inception until such leases or loans
                                            are assigned or otherwise
                                            transferred to the MSF Portfolio;
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                                       5

                                    (b)     which is fully documented and (where
                                            required) registered with the
                                            relevant authorities in the country
                                            of the lessee or borrower;

                                    (c)     which is considered a trade
                                            obligation in the respective country
                                            and


                                    (d)     which is priced at market rates;

"Eligible Lessees/
 Borrowers"                         physician groups, private doctors, health
                                    laboratories, hospitals, clinics, which, to the extent they are independent legal entities:

                                    (a)     are duly organized and existing
                                            under the laws of their respective
                                            countries where such entities carry
                                            on their respective operations in
                                            which the public sector
                                            participation in their equity does
                                            not exceed forty-nine per cent (49%)
                                            of the total voting rights and are
                                            not managed by the public sector;

                                    (b)     are engaged in medical or health
                                            care activities as providers of
                                            diagnostic and therapeutic services
                                            and have obtained all the relevant
                                            medical safety and health
                                            authorizations to operate the
                                            relevant medical equipment;

                                    (c)     operate in compliance with local and
                                            international regulations and laws
                                            and medical directives, requirements
                                            and professional codes of conduct
                                            applicable thereto; and

                                    (d)     have been and are current on all
                                            their past and present lease and
                                            other financial obligations;

"Event of Default"                  any one of the events specified in Section
                                    8.02;

"Financial Plan"                    the proposed sources of financing for the
                                    Project set out in Section 2.02(b);

"Fiscal Year"                       the accounting year of the Co-Borrowers
                                    commencing each year on July 1 and ending on the following June 30 or such other period
                                    (of at least 52 consecutive weeks) as the Co-Borrowers, with IFC's consent, from time to time designates as the Co-Borrowers' accounting year;

"FMO" Nederlandse Financierings-Maatschappij voor Ontwikkelingbladen N.V., a limited liability company established under the laws of The Netherlands;

"FMO Documents"                     the following agreements:

                                    (i)     the investment agreement dated April
                                            27, 1998, as amended as of September
                                            29, 1998, among MSF Holding, MSF,
                                            Estolur, HSF, MSF Argentina and FMO
                                            (the "FMO Investment Agreement");
                                            and

                                    (ii)    the share retention, non-competition
                                            and put option agreement dated April
                                            27, 1998, as amended as of September
                                            29, 1998, between FMO and DVI;

"FMO Financing"                     the investment by FMO in the Co-Borrowers
                                    provided in the FMO Documents;

"FMO Loan"                          the loan specified in Section 3.01 of the
                                    FMO Investment Agreement, or, as the context requires, its principal amount from time to time outstanding;

"Guarantee Agreement"               the agreement dated as of April 27, 1998, as
                                    amended from time to time, among DVI and the Eligible Co-Borrowers whereby DVI guarantees the Eligible Co-Borrowers against losses incurred in connection with the purchase by the Eligible Co-Borrowers of DVI's existing lease or loan receivables on the terms and conditions specified therein;

"IFC/FMO Security"                  the security created by or pursuant to the
                                    Security Agreements to secure all amounts owing by the Co-Borrowers to IFC and FMO under the Transaction Documents;

"IFC Shares"                        the Shares subscribed or to be subscribed
                                    for pursuant to the IFC Subscription;

"IFC Subscription"                  the subscription for Shares by IFC provided
                                    for in Article IV;

"Interest Determination
 Date" the second Business Day before the beginning of each Interest Period;

"Interest Payment Date"             any day which is May 15 or November 15 in
                                    any year, provided that, if any such day is not a Business Day, the Interest Payment
                                    Date which would otherwise fall on that day shall fall on the immediately succeeding
                                    Business Day;

"Interest Period"                   each six (6) month period beginning on an
                                    Interest Payment Date and ending on the day immediately before the next following
                                    Interest Payment Date; except in the case of the first period applicable to each Disbursement when it shall mean the period beginning on the date on which that Disbursement is made and ending on the day immediately before the next following
                                    Interest Payment Date;

"Latin American
 Countries"                         countries in Latin America and the Caribbean
                                    which are members of IFC;

"Lease/Loan Agreement"              any agreement providing or evidencing an
                                    Eligible Lease/Loan which any of the
                                    Eligible Co-Borrowers may from time to time enter into with an Eligible Lessee/Borrower, pursuant to which such Eligible Co-Borrower leases medical diagnostic, imaging and treatment equipment to an Eligible
                                    Lessee/Borrower or provides a loan to fund the acquisition of such equipment by the Eligible Lessee/Borrower;

"Letter of Information"             the letter dated October 22, 1997, addressed
                                    by DVI to IFC and containing material
                                    information and representations concerning certain of the Co-Borrowers, the Project, the Financial Plan, the organization, operations, affiliations, liabilities and assets (including any Liens on those assets) of such Co-Borrowers and any other relevant matters, and any amendment or supplement to such letter which is acceptable to IFC;

"Lien" any mortgage, pledge, charge, assignment, hypothecation, security interest, title retention, preferential right, trust arrangement, right of set-off, counterclaim or bankers lien, privilege or priority of any kind having the effect of security, any designation of loss payees or beneficiaries or any similar arrangement under or in respect of any insurance policy or any preference of one creditor over another arising by operation of law;

"Loan" collectively, the A Loan and the B Loan or, as the context requires, the principal amount of the A Loan and the B Loan outstanding from time to time;

"Maintenance Amount"                the amount certified in the Maintenance
                                    Amount Certification to be the net
                                    incremental costs of or reduction in return of IFC or any Participant in connection with the making or maintaining of the Loan or its Participation which result from:

                                    (i)     any change in any applicable law or
                                            regulation or directive (whether or
                                            not having force of law) or in its
                                            interpretation or application by any
                                            Authority charged with its
                                            administration; or

                                    (ii)    compliance with any request from, or
                                            requirement of, any central bank or
                                            other monetary or other Authority;

                                    which in any case, after the date of this
                                    Agreement:

                                                     (A) imposes, modifies or
                                                     makes applicable any
                                                     reserve, special deposit or
                                                     similar requirements
                                                     against assets held by, or
                                                     deposits with or for the
                                                     account of, or loans by IFC
                                                     or a Participant;

                                                     (B) imposes a cost on IFC
                                                     as a result of IFC having
                                                     made the Loan or on the
                                                     Participant as a result of
                                                     the Participant having
                                                     acquired its Participation
                                                     or reduces the rate of
                                                     return on the overall
                                                     capital of IFC or the
                                                     Participant which it would
                                                     have achieved, had IFC or
                                                     such Participant not made
                                                     the Loan or acquired its
                                                     Participation, as the case
                                                     may be;

                                                     (C) changes the basis of
                                                     taxation on payments
                                                     received by IFC in respect
                                                     of the Loan or by the
                                                     Participant in respect of
                                                     its Participation
                                                     (otherwise than by a change
                                                     in taxation of the overall
                                                     net income of IFC or the
                                                     Participant imposed by the
                                                     jurisdiction of its
                                                     incorporation or in which
                                                     it books its Participation
                                                     or in any political
                                                     subdivision of any such
                                                     jurisdiction); or

                                                     (D) imposes on IFC or the
                                                     Participant any other
                                                     condition
                                                     regarding the making or
                                                     maintaining of the Loan or
                                                     its Participation;

                                            but excluding any incremental costs
                                            of making or maintaining a
                                            Participation which are a direct
                                            result of a Participant having its
                                            principal office in any country in
                                            which any of the Co-Borrowers is
                                            incorporated or having or
                                            maintaining a permanent office or
                                            establishment in any country in
                                            which any of the Co-Borrowers is
                                            incorporated, if and to the extent
                                            such permanent office or
                                            establishment acquires such
                                            Participation;

"Maintenance Amount
 Certification"                     a certification furnished from time to time
                                    by IFC (based on a certificate to IFC from any Participant, if Maintenance Amount affects its Participation), certifying:

                                    (i)     the circumstances giving rise to the
                                            Maintenance Amount;

                                    (ii)    that the costs of the Participant
                                            or, as the case may be, IFC, have
                                            increased or the rate of return of
                                            either of them has been reduced;

                                    (iii)   that, in the opinion of IFC or, as
                                            the case may be, the Participant, it
                                            has exercised reasonable efforts to
                                            minimize or eliminate such increase
                                            or reduction as the case may be; and

                                    (iv)    the Maintenance Amount;

"MSF Portfolio"                     any Eligible Co-Borrower's portfolio of
                                    Eligible Leases/Loans as documented by
                                    Lease/Loan Agreements;

"Oferil" Oferil S.A., a sociedad anonima organized and existing under the laws of Uruguay, and a Subsidiary of DVI;

"Participant"                       any Person who acquires a participating
                                    interest in the B Loan;

"Participation"                     the interest of any Participant in the B
                                    Loan, or as the context requires, in a B
                                    Loan Disbursement;

"Participation Agreement"           an agreement between IFC and a Participant
                                    pursuant to which the Participant acquires a Participation;

"Person" any natural person, corporation, limited liability company, partnership, firm, association, joint venture, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof, or any other entity, whether acting in an individual, fiduciary or other capacity;

"PIE" Philadelphia International Equities Inc., a corporation organized and existing under the laws of the State of Delaware, USA;

"Policy/Operating
 Guidelines"                        guidelines adopted by each of the
                                    Co-Borrower's board of directors, which have been approved by IFC, which cover, among other things (i) procedures to assess and monitor Eligible Lessees'/Borrowers' compliance with medical profession requirements and health care practices according to applicable domestic legislation; (ii) procedures and authorizations for the professional and consistent use of hedging instruments and for investing in securities consistent with DVI (including DVI Financial) guidelines;
                                    (iii) guidelines on interest rate exposures;
                                    (iv) guidelines on foreign exchange
                                    exposures; and (v) guidelines on the level of risk concentration per country;

"Potential Event of Default"        any event or circumstance which would, with
                                    notice, lapse of time, the making of a
                                    determination
                                    or any combination thereof, become an Event of Default;

"Project"                           the project described in Section 2.01;

"Security Agreements"               the agreements evidencing security interests
                                    in receivables under Eligible Leases/Loans and equipment, granted by the Co-Borrowers to IFC and FMO, with an aggregate value satisfactory to IFC or having a value of
                                    1.05 times the outstanding amount of the Loan and the FMO Loan, including, without limitation (i) each of the two Open Pledge
                                    Agreements dated as of September 29, 1998 among MSF Holding, MSF, Estolur, HSF, IFC and FMO; (ii) the Security Agreement dated as of September 29, 1998 among MSF Holding,
                                    MSF, Estolur, HSF, IFC and FMO; (iii) the
                                    Fiduciary Assignment Agreement dated as of September 29, 1998 among MSF Holding, MSF,
                                    Estolur, HSF, MSF Argentina, IFC, FMO and
                                    BankBoston N.A.; and (iv) the Trustee
                                    Account and Security Agreement dated as of September 29, 1998 among MSF, HSF, MSF
                                    Argentina, IFC, FMO, BankBoston N.A. and
                                    BankBoston N.A. acting through its Buenos
                                    Aires, Argentina, Branch, as collateral
                                    agent;

"Servicing Agreement"               the agreement dated as of April 27, 1998, as
                                    amended from time to time, among MSF
                                    Holding, MSF, HSF and Estolur whereby
                                    Estolur will provide services and technical assistance to the Eligible Co-Borrowers on the terms and conditions specified therein;

"Share Retention, Non-
 Competition and Put
 Option Agreement"                  the agreement dated April 27, 1998, as
                                    amended from time to time, among IFC, DVI, and the Co-Borrowers whereby (i) DVI agrees to continue to hold directly or indirectly through its Subsidiaries or Affiliates not less than forty per cent (40%) of the shares of MSF Holding; (ii) DVI agrees to develop its activities in Latin America exclusively through the Co-Borrowers and not to compete, directly or indirectly in any way with the Co-Borrowers; (iii) MSF Holding agrees to retain one hundred per cent (100%) of the shares of MSF, Estolur and HSF, ninety-nine percent (99%) of the shares of MSF
                                    Argentina, and not less than ninety-nine percent of the shares of any other
                                    Co-Borrower; and (iv) IFC has the right to require DVI to purchase its shares in MSF
                                    Holding on agreed terms and conditions;


"Share Subscription
 Agreement"                         the agreement dated as of April 27, 1998
                                    between MSF Holding and PIE providing for the issuance and subscription of Shares;

"Shareholders Agreement"            the Shareholders Agreement dated as of April
                                    27, 1998, among IFC, DVI International, FMO,
                                    PIE and MSF Holding;

"Shares" voting shares in the capital of MSF Holding, which rank equally in all respects with all other voting shares in the capital of MSF Holding;

"Stand-by Loan Facility
 Agreement"                         the agreement dated as of April 27, 1998, as
                                    amended from time to time, between DVI
                                    Financial and the Co-Borrowers whereby DVI
                                    Financial agrees to provide a twenty-five million Dollar ($25,000,000) stand-by credit facility;

"Subsidiary"                        in respect of any Person, any entity:

                                    (i)     over fifty percent (50%) of whose
                                            capital is owned, directly or
                                            indirectly, by that Person;

                                    (ii)    for which that Person may nominate
                                            or appoint a majority of the members
                                            of the board of directors or Persons
                                            performing similar functions; or

                                    (iii)   which is otherwise effectively
                                            controlled by that Person;

"Technical Assistance
 Agreement"                         the agreement dated as of April 27, 1998, as
                                    amended from time to time, between DVI
                                    Financial and the Co-Borrowers whereby DVI
                                    Financial provides technical advice and
                                    assistance to the Co-Borrowers;

"Transaction Documents"             (i)     this Agreement;

                                    (ii)    the Security Agreements;

                                    (iii)   the Share Retention, Non-Competition
                                            and Put Option Agreement;

                                    (iv)    the Guarantee Agreement;

                                    (v)     the Technical Assistance Agreement;

                                    (vi)    the Servicing Agreement;

                                    (vii)   the Bilateral Vendor Agreements;

                                    (viii)  the Share Subscription Agreement;

                                    (ix)    the Shareholders' Agreement;

                                    (x)     the FMO Documents;

                                    (xi)    the Assignment Agreements;

                                    (xii)   the Stand-by Loan Facility
                                            Agreement; and

                                    (xiii)  the DVI Guarantee Agreement;

"World Bank"                        the International Bank for Reconstruction
                                    and Development, an international
                                    organization established by Articles of
                                    Agreement among its member countries.

         Section 1.02. Financial Definitions. Wherever used in this Agreement, unless the context otherwise requires, the following terms have the meanings opposite them:

"Advance Rate"                      the amount which is ninety-five percent
                                    (95%) of the present value of the remaining payments under the Lease/Loan Receivables pledged or assigned in guarantee to IFC and FMO, as security pursuant to the Security
                                    Agreements and in which IFC and FMO have a perfected and registered first priority security interest, discounted at the rate of six-month LIBOR plus 2.75%;

"Capital Adequacy Ratio"            the ratio which is not less than ten per
                                    cent (10%) of capital to risk-weighted
                                    assets, computed on the basis of
                                    risk-weighting and other standards of the BIS Guidelines, (treating leases as if they were loans) or any other applicable current or future local capital adequacy requirement for leasing and other financial institutions, whichever is higher;

"Current Net Equipment
  Investment Cost"                  the amount which is the sum of (i) the
                                    remaining Lease/Loan Receivables less
                                    unearned income (i.e. the amount by which such Lease/Loan Receivables arising under leases exceeds the cost of the equipment leased pursuant to such leases and the interest component of Lease/Loan Receivables arising under loans) plus (ii) any residual value of the equipment leased pursuant to the leases under which such Lease/Loan
                                    Receivables arise;

"Debt" the aggregate of all obligations (whether actual or contingent) of a Co-Borrower to pay or repay money including, without limitation:

                                    (i)     all Indebtedness for Money Borrowed;

                                    (ii)    the aggregate amount then
                                            outstanding of all liabilities of
                                            any party to the extent a
                                            Co-Borrower guarantees them or
                                            otherwise obligates itself to pay
                                            them to the relevant creditor;

                                    (iii)   all liabilities of a Co-Borrower
                                            (actual or contingent) under any
                                            conditional sale or a transfer with
                                            recourse or obligation to
                                            repurchase, including, without
                                            limitation, by way of discount or
                                            factoring of book debts or
                                            receivables;

"Indebtedness for
 Money Borrowed"                    all obligations of a Co-Borrower to repay
                                    money including, without limitation, in
                                    respect of:

                                    (i)     borrowed money;

                                    (ii)    the outstanding principal amount of
                                            any bonds, notes, loan stock,
                                            commercial paper, acceptance
                                            credits, debentures and bills or
                                            promissory notes drawn, accepted,
                                            endorsed or issued by a Co-Borrower;

                                    (iii)   any credit to a Co-Borrower from a
                                            supplier of goods or under any
                                            installment purchase or other
                                            similar arrangement in respect of
                                            goods or services (except trade
                                            accounts payable within ninety (90)
                                            days in the ordinary course of
                                            business);

                                    (iv)    non-contingent obligations of a
                                            Co-Borrower to reimburse any other
                                            Person in respect of amounts paid by
                                            such Person under a letter of credit
                                            or similar instrument (excluding any
                                            such letter of credit or similar
                                            instrument issued for the benefit of
                                            a Co-Borrower in respect of trade
                                            accounts payable within ninety (90)
                                            days in the ordinary course of
                                            business);

                                    (v)     amounts raised under any other
                                            transaction having the financial
                                            effect of a borrowing and which
                                            would be classified as a borrowing
                                            (and not as an off-balance sheet
                                            financing) under U.S. generally
                                            accepted accounting principles
                                            consistently applied including,
                                            without limitation, under leases or
                                            similar arrangements entered into
                                            primarily as a means of financing
                                            the acquisition of the asset leased;
                                            and

                                    (vi)    any premium payable on a mandatory
                                            redemption or replacement of any of
                                            the foregoing obligations;

"Lease/Loan Loss
 Reserve" the total allowance deemed necessary to cover possible losses arising from uncollectable amounts in the MSF Portfolio;


"Lease/Loan Receivables"            any and all amounts payable to any of the
                                    Eligible Co-Borrowers under Lease/Loan
                                    Agreements and any and all related
                                    insurances;

"Loan to Collateral
 Value Ratio"                       at any calculation date, (i) the amount of
                                    the Loan and the FMO Loan outstanding on the calculation date divided by (ii) the net present value at the calculation date of all Lease/Loan Receivables assigned to IFC and FMO under the Security Agreements and in which IFC and FMO have a perfected and registered first priority security interest discounted at the rate of six-month LIBOR plus 2.75%;

"Long-term Debt"                    that part of the Debt the final maturity of
                                    which, by its terms or the terms of any
                                    agreement relating to it, falls due more than one year after the date of its incurrence;

"Net Financed Assets"               all financing provided through Eligible
                                    Leases/Loans outstanding less principal
                                    payments received;

"Portfolio Affected
 by Arrears"                        the aggregate principal amount of leases or
                                    loans made by an Eligible Co-Borrower which at the time of computation are in default for at least thirty (30) days;

"Shareholders' Equity"              the aggregate of:

                                    (i)     the amount paid up or credited as
                                            paid up on the share capital of a
                                            Co-Borrower; and

                                    (ii)    the amount standing to the credit of
                                            the reserves of a Co-Borrower
                                            (including, without limitation, any
                                            share premium account and capital
                                            redemption reserve funds);

                                    after deducting from such aggregate any
                                    impairment of the issued share capital of a Co-Borrower, amounts set aside for dividends or taxation (including deferred taxation) or attributable to goodwill or other intangible assets; and

"Short-term Debt"                   all Debt other than Long-term Debt;

         Section 1.03. Interpretation. In this Agreement, unless the context otherwise requires:

         (a) headings are for convenience only and do not affect the interpretation of this Agreement;

         (b) words importing the singular include the plural and vice versa;

         (c) a reference to a Section, Article, party, Exhibit, Annex or
Schedule is a reference to that Section or Article of, or that party, Exhibit, Annex or Schedule to, this Agreement;

         (d) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement; and

         (e) a reference to a party to any document includes that party's successors and permitted assigns.

         Section 1.04. Business Day Adjustment. Where the day on or by which a payment is due to be made is not a Business Day, that payment shall be made on or by the next succeeding Business Day unless, in the case of payments of principal or interest, that next succeeding Business Day falls in a different calendar month, in which case that payment shall be made on the immediately preceding Business Day. Interest, fees and charges (if any) shall continue to accrue for the period from the due date which is not a Business Day to that next succeeding Business Day.


                                   ARTICLE II

                  THE PROJECT, PROJECT COST AND FINANCIAL PLAN


         Section 2.01. The Project. The Project consists of the provision by Eligible Co-Borrowers to Eligible Lessees/Borrowers of lease financing or loans to fund the purchase (principally on a cross border basis in Latin American Countries) of medical diagnostic, imaging and treatment equipment.

         Section 2.02. Project Cost and Financial Plan. (a) The total estimated cost of the Project, during the first twelve (12) months of operations is the equivalent of one hundred ten million one-hundred thousand Dollars ($110,100,000).

         (b) The proposed sources of financing for the Project are as follows:

                                                               $ million
                                                              equivalent
                                                              ----------
                  Equity in MSF Holding
                  Voting Shares
                  PIE                                              4.2
                  FMO                                              2.1
                  IFC                                              2.0
                  DVI                                              7.7
                                                                   ---
                                                                  16.0
                                                                  ====

                  Non-Voting Shares
                  DVI                                              4.1
                                                                   ---

                           Total Equity                           20.1

                  Loans

                  FMO                                              25
                  IFC                                              40
                  DVI (Stand-by Facility)                          25

                                   Total Loans                     90
                                                              -------
                  TOTAL FINANCING                               110.1
                                                              =======

                                   ARTICLE III

                                    THE LOAN


         Section 3.01. The Loan. On the terms and subject to the conditions of this Agreement, IFC agrees to lend to the Co-Borrowers:

         (a) the A Loan, being fifteen million Dollars ($15,000,000); and

         (b) the B Loan, being twenty-five million Dollars ($25,000,000).

         Section 3.02. Disbursement Procedure. (a) The Co-Borrowers may request disbursements of the Loan by delivering to IFC, at least seven (7) Business Days prior to the proposed date of disbursement, a disbursement request substantially in the form of Schedule 1 and a receipt substantially in the form of Schedule 2.

         (b) IFC shall make Disbursements to the credit of Fleet Bank N.A. in New York for further credit to the Co-Borrower's account at such bank in such place as the Co-Borrowers from time to time designate with IFC's consent.

         (c) Each Disbursement shall be made in an amount (except with respect to the last Disbursement) of not less than four million Dollars ($4,000,000).

         Section 3.03. A Loan Interest. Subject to Section 3.05, the Co-Borrowers shall pay interest on the A Loan in accordance with this Section 3.03.

         (a) During each Interest Period, the A Loan (or, in respect of the first Interest Period of each A Loan Disbursement, the amount of that A Loan Disbursement) shall bear interest at the A Loan Interest Rate (as determined under subsection (c) or (d) below) for that Interest Period.

         (b) Interest on the A Loan shall accrue from day to day, be prorated on the basis of a 360-day year for the actual number of days in the relevant Interest Period and be payable in arrears on the Interest Payment Date immediately following the end of that Interest Period.

         (c) The A Loan Interest Rate for any Interest Period shall be two and three quarters per cent (2.75%) per annum above the rate which appears on the Dow Jones Market Screen Page in the column headed "USD" as of 11:00 a.m.,

London time, on the Interest Determination Date for that Interest Period for six months (or, in the case of the first Interest Period for any A Loan Disbursement, for one month, two months, three months or six months, whichever period is closest to the duration of the relevant Interest Period (or, if two periods are equally close, the longer one)) rounded upward to the nearest three decimal places.

         (d) If, for any reason, IFC cannot determine the A Loan Interest Rate for any Interest Period from the Dow Jones Market Screen Page (whether as a result of the discontinuation of the Dow Jones Market Screen Page or otherwise), IFC shall notify the Co-Borrowers and instead determine that Interest Rate using the arithmetical average (rounded upward to the nearest three decimal places) of the offered rates advised to IFC by any three major banks active in the eurodollar interbank market in London selected by IFC after consultation with the Co-Borrowers and otherwise in accordance with subsection (c) above.

         (e) On each Interest Determination Date for any Interest Period, IFC shall, in accordance with the relevant subsection above, determine the A Loan Interest Rate applicable to that Interest Period and promptly notify the Co-Borrowers of such rate.

         (f) The determination by IFC, from time to time, of the A Loan Interest Rate shall be final and conclusive and shall bind the Co-Borrowers (unless the Co-Borrowers show to IFC's satisfaction that the determination involves clerical error).

         Section 3.04. B Loan Interest. Subject to Section 3.05, the Co-Borrowers shall pay interest on the B Loan in accordance with this Section 3.04.

         (a) During each Interest Period the B Loan (or, in respect of the first Interest Period of each B Loan Disbursement, the amount of that B Loan Disbursement) shall bear interest at the B Loan Interest Rate (as determined under subsection (c) or (d) below) for that Interest Period.

         (b) Interest on the B Loan shall accrue from day to day, be prorated on the basis of a 360-day year for the actual number of days in the relevant Interest Period and be payable in arrears on the Interest Payment Date immediately following the end of that Interest Period.

         (c) The B Loan Interest Rate for any Interest Period shall be two and one quarter per cent (2.25%) per annum above the rate which appears on the Dow Jones Market Screen Page in the column headed "USD" as of 11:00 a.m., London time, on the Interest Determination Date for that Interest Period for six months (or in the case of the first Interest Period for any B Loan Disbursement, for one month, two months, three months or six months, whichever period is closest to the duration of the relevant Interest Period (or, if two periods are equally close, the longer one)) rounded upward to the nearest three decimal places.

         (d) If, for any reason, IFC cannot determine the B Loan Interest Rate for any Interest Period from the Dow Jones Market Screen Page (whether as a result of the discontinuation of the Dow Jones Market Screen Page or otherwise), IFC shall notify the Co-Borrowers and instead determine that Interest Rate using the arithmetical average (rounded upward to the nearest three decimal places) of the offered rates advised to IFC by any three major banks active in the eurodollar interbank market in London selected by IFC after consultation with the Co-Borrowers and otherwise in accordance with subsection (c) above.

         (e) On each Interest Determination Date for any Interest Period, IFC shall, in accordance with the relevant subsection above, determine the B Loan Interest Rate applicable to that Interest Period and promptly notify the Co-Borrowers of such rate.

         (f) The determination by IFC, from time to time, of the B Loan Interest Rate shall be final and conclusive and shall bind the Co-Borrowers (unless the Co-Borrowers show to IFC's satisfaction that the determination involves clerical error).

         Section 3.05. Additional Interest. Without limiting the remedies available to IFC under this Agreement or otherwise and to the maximum extent permitted by applicable law, if the Co-Borrowers fail to make:

         (a) any payment of principal or interest (including interest payable pursuant to this Section); or

         (b) any other payment;

on or before its due date as specified in this Agreement (whether at stated maturity or upon prematuring by acceleration or otherwise) or, if not so specified, as notified by IFC to the Co-Borrowers, the Co-Borrowers shall pay, in respect of the amount of such payment due and unpaid, interest at the rate of two and one-half per cent (2.5%) per annum plus the A Loan Interest Rate (if that amount relates to the A Loan) or plus the B Loan Interest Rate (if that amount relates to the B Loan), in effect from time to time from the date any such payment became due until the date of actual payment (as well after as before judgment). Such interest shall be payable on demand, or if not demanded, on each Interest Payment Date after such failure.

         Section 3.06. Repayment. (a) The Co-Borrowers shall repay the A Loan in full on May 15, 2005:

         (b) The Co-Borrowers shall repay the B Loan on the following dates and in the following amounts:

                  Date Payment Due                 Principal Amount Due
                  ----------------                 --------------------
                  November 15, 2000                  $4,166,666.67
                  May 15, 2001                       $4,166,666.67
                  November 15, 2001                  $4,166,666.67
                  May 15, 2002                       $4,166,666.67
                  November 15, 2002                  $4,166,666.67
                  May 15, 2003                       $4,166,666.67

         (c) Upon each Disbursement, the amount of the B Loan disbursed shall be allocated for repayment on each of the dates for repayment of principal set out in the table in subsection (b) above in amounts which are pro rata to the amounts of the respective installments shown opposite those dates in that table (with IFC adjusting those allocations as necessary so as to achieve whole numbers in each case).

         Section 3.07. Prepayment. (a) In addition to their rights of prepayment under Section 3.11, the Co-Borrowers may prepay on any Interest Payment Date all or any part of the Loan, on not less than sixty (60) days' notice to IFC, but only if:

                  (i) the Co-Borrowers simultaneously pay all accrued interest and Maintenance Amount (if any) on the amount of the Loan to be prepaid together with all other amounts then payable under this Agreement;

                  (ii) for a partial prepayment, such prepayment is an amount not less than four million Dollars ($4,000,000); and

                  (iii) if required, the Co-Borrowers shall deliver to IFC, prior to the date of prepayment, evidence satisfactory to IFC that all necessary governmental approvals in respect of the prepayment have been obtained.

         (b)      Amounts prepaid under this Section:

                  (i) shall be allocated by IFC pro rata between the A Loan and the B Loan in proportion to their respective principal amounts outstanding; and

                  (ii) shall then be applied by IFC to the outstanding repayment installments of the B Loan in inverse order of maturity.

         (c) Upon delivery of a notice in accordance with subsection (a) above, the Co-Borrowers shall make the prepayment in accordance with the terms of that notice.

         (d) Any principal amount of the Loan prepaid under this Agreement may not be re-borrowed.

         Section 3.08. Fees. (a) The Co-Borrowers shall pay to IFC a commitment fee at the rate of one-half of one per cent (1/2%) per annum on that part of the Loan which from time to time has not been disbursed or canceled. The commitment fee shall:

                  (i) begin to accrue, with respect to the A Loan, on April 27, 1998 and, with respect to the amounts of the B Loan which are committed, on the dates of the respective Participation Agreements;

                  (ii) be pro rated on the basis of a 360-day year for the actual number of days elapsed; and

                  (iii) be payable semi-annually, in arrears, on the Interest Payment Dates in each year, the first such payment to be due on May 15, 1998.


         (b)      The Co-Borrowers shall also pay to IFC:

                  (i) a front-end fee for the A Loan of one per cent (1%) of the amount of the A Loan, to be paid within thirty
                           (30) days
                           after April 27, 1998, but in any event prior to the date of the first A Loan Disbursement;

                  (ii) a front-end fee for the B Loan of one per cent (1%) of the amount of the B Loan, to be paid within thirty
                           (30) days after the date of the Participation Agreements, but in any event prior to the date of the first B Loan Disbursement;

                  (iii) a syndication fee of one per cent (1%) of the amount of the B Loan to be paid within thirty (30) days after the date of the Participation Agreements but in any event prior to the date of the first B Loan Disbursement;

                  (iv) a structuring fee of two hundred thirty thousand Dollars ($230,000) to be paid no later than April 27, 1998; and

                  (v) an annual loan administration fee of five thousand Dollars ($5,000) for each Participant; provided, however that the aggregate amount of the loan administration fee shall not exceed fifteen thousand Dollars ($15,000) per annum.

         Section 3.09. Currency and Place of Payments. (a) The Co-Borrowers shall make all payments of principal, interest, fees, and any other amount due to IFC under this Agreement in Dollars, in same day funds, at such bank or banks in New York as IFC from time to time designates.

         (b) The tender or payment of any amount payable under this Agreement (whether or not by recovery under a judgment) in any currency other than Dollars shall not novate, discharge or satisfy the obligation of the Co-Borrowers to pay in Dollars all amounts payable under this Agreement except to the extent that (and as of the date when) IFC actually receives Dollars in its account in New York.

         (c) If a currency other than Dollars is tendered or paid (or recovered under any judgment) and the amount IFC receives at its designated account in New York falls short of the full amount of Dollars owed to IFC, then the Co-Borrowers shall continue to owe IFC, as a separate obligation, the amount of the shortfall (regardless of any judgment for any other amounts due under this Agreement).

         (d) Notwithstanding subsections (a) through (c) above, IFC may require the Co-Borrowers to pay (or reimburse IFC) in any currency other than Dollars for:

                  (i)      any taxes and other amounts payable under Section
                           7.07; and

                  (ii) any fees, costs and expenses payable under Section 9.05; to the extent those taxes, amounts, fees, costs, and expenses are payable in that other currency.

         Section 3.10. Allocation of Partial Payments. If IFC shall at any time receive less than the full amount then due and payable to it under this Agreement, IFC may allocate and apply such payment in any way or manner and for such purpose or purposes under this Agreement as IFC in its sole discretion determines, notwithstanding any instruction that the Co-Borrowers may give to the contrary.

         Section 3.11. Maintenance Amount. (a) On each Interest Payment Date, the Co-Borrowers shall pay, in addition to interest, the amount which IFC from time to time notifies to the Co-Borrowers in a Maintenance Amount Certification as being the aggregate Maintenance Amount of IFC and each Participant accrued and unpaid prior to that Interest Payment Date.

         (b) If the Co-Borrowers are required to pay any Maintenance Amount pursuant to Section 3.11(a), the Co-Borrowers may prepay that part of the Loan in respect of which the Maintenance Amount is being incurred, in whole but not in part, in accordance with Section 3.07(a)(i) and (iii).

         Section 3.12.  Funding Costs. (a)  If the Co-Borrowers:

                  (i) fail to pay any amount due under this Agreement on its due date, or to borrow in accordance with a request for disbursement made pursuant to Section
                           3.02 or to prepay in accordance with a notice of prepayment; or

                  (ii) prepay all or any portion of the Loan on a date other than an Interest Payment Date;

and as a result IFC or any Participant incurs any cost, expense or loss, then the Co-Borrowers shall immediately pay to IFC the amount which IFC from time to time notifies to the Co-Borrowers as being the amount of those costs, expenses and losses incurred.

         (b) For the purposes of this Section, "costs, expenses or losses" include any interest paid or payable to carry any unpaid amount and any premium, penalty or expense incurred to liquidate or obtain third party deposits or borrowings in order to make, maintain or fund all or any part of the Loan, including damages due on early termination of any swap transactions entered into by IFC in order to maintain the Loan or the relevant part thereof (but in the case of a late payment, after taking into account any additional interest received under Section 3.05).

         Section 3.13. Suspension or Cancellation of Disbursements by IFC. (a) IFC may, by notice to the Co-Borrowers, suspend or cancel the right of the Co-Borrowers to Disbursements:

                  (i) if the first Disbursement has not been made by December 31, 1998, or such other date as the parties agree;

                  (ii) if the right of the Co-Borrowers to any subscription under the IFC Subscription is suspended or canceled as provided in Section 4.03(a);

                  (iii) if any Event of Default has occurred and is continuing or if the Event of Default specified in
                           Section 8.02(d) is, in the reasonable opinion of IFC, imminent;

                  (iv) if at any time in the reasonable opinion of IFC, there exists any situation which indicates that performance by any of the Co-Borrowers of any of their obligations under this Agreement cannot be expected; or

                  (v)      on or after December 31, 1999.

         (b) Upon the giving of any such notice, the right of the Co-Borrowers to any further Disbursement shall be suspended or canceled as the case may be. The exercise by IFC of its right of suspension shall not preclude IFC from exercising its right of cancellation, either for the same or any other reason specified in subsection (a) above. Upon such cancellation the Co-Borrowers shall pay to IFC all fees and other amounts accrued (whether or not then due and payable) under this Agreement up to the date of such cancellation. A suspension shall not limit any other provision of this Agreement.

         Section 3.14. Taxes. (a) The Co-Borrowers shall pay or cause to be paid all present and future taxes, duties, fees and other charges of whatsoever nature, if any, now or in the future levied or imposed by the Government of the Bahamas, Uruguay, Argentina or any other country in which the Co-Borrowers operate or by any Authority of or by any organization of which the Bahamas, Uruguay, Argentina or any other country in which the Co-Borrowers operate is a member or any jurisdiction through or out of which a payment is made on or in connection with the payment of any and all amounts due under this Agreement.

         (b) All payments of principal, interest and other amounts due under this Agreement shall be made without deduction for or on account of any such taxes, duties, fees or other charges.

         (c) If the Co-Borrowers are prevented by operation of law or otherwise from making or causing to be made such payments without deduction, the principal or (as the case may be) interest or other amounts due under this Agreement shall be increased to such amount as may be necessary so that IFC receives the full amount it would have received (taking into account any such taxes, duties, fees or other charges payable on amounts payable by the Co-Borrowers under this subsection) had such payments been made without such deduction.

         (d) If subsection (c) above applies and IFC so requires, the Co-Borrowers shall deliver to IFC official tax receipts evidencing payment (or certified copies of them) within thirty (30) days of the date of payment.

         (e) Subsections (a) and (b) above do not apply to taxes, duties, fees and other charges which directly result from a Participant (or, as the case may be, a participant with a comparable participation in the A Loan) having its principal office in the Bahamas, Uruguay, Argentina or any other country in which any of the Co-Borrowers are organized or having or maintaining a permanent office or establishment in the Bahamas, Uruguay, Argentina or any other country in any of which the Co-Borrowers are organized if and to the extent that such permanent office or establishment acquires the relevant Participation (or a comparable participation in the A Loan).

         Section 3.15. Illegality of Participation. If, after the date of this Agreement, any change made in any applicable law or regulation or official directive (or its interpretation or application by any Authority charged with its administration), makes it unlawful for any Participant to continue to maintain or to fund its Participation, then the Co-Borrowers shall, upon request by IFC (but subject to the approval of the relevant Authority of the Bahamas, Uruguay,

Argentina or any other jurisdiction, which the Co-Borrowers agree to take all reasonable steps to obtain as quickly as possible, if such approval is then required), prepay on the next Interest Payment Date (or upon such earlier date as IFC may advise the Co-Borrowers is the latest day permitted by the relevant change of law, regulation or official directive or relevant interpretation or application) in full that part of the B Loan which IFC advises corresponds to that Participation, together with all accrued interest, Maintenance Amount (if any) on that part of the B Loan (and, if such prepayment is not made on an Interest Payment Date, any amount payable in respect of the prepayment under
Section 3.12). In addition, upon receipt of such request from IFC, the Co-Borrowers shall have no further right to disbursement of the undisbursed portion of the B Loan corresponding to that Participation.


                                   ARTICLE IV

                                IFC SUBSCRIPTION


         Section 4.01. Subscription and Disbursement. (a) On the terms and subject to the conditions of this Agreement, IFC agrees to subscribe and pay for in Dollars at the price of eight thousand Dollars ($8,000) per share, two hundred fifty (250) Shares (the "IFC Shares") which shall equal twelve and one-half per cent (12.5%) of the Shares issued and outstanding after giving effect to the subscription by IFC.

         (b) MSF Holding may request IFC to subscribe for the IFC Shares by delivering to IFC, at least seven (7) Business Days prior to the proposed date of subscription, a request in the form of Schedule 3. The request shall be for the full number of the IFC Shares.

         (c) IFC shall disburse under the IFC Subscription to the credit of MSF Holding at Fleet Bank N.A. or at such other bank in such place as IFC and MSF Holding from time to time agree.

         (d) Upon subscription and payment by IFC under this Section, MSF Holding shall:

                  (i) issue to IFC, or as IFC directs, the number of IFC Shares so subscribed free of all Liens and which shall rank, to the extent of the capital paid up on them, pari passu in all respects with all other Shares, and deliver to IFC, or as IFC directs, a share certificate evidencing valid title to such number of IFC Shares; and

                  (ii) furnish to IFC evidence satisfactory to IFC that such number of IFC Shares have been duly and validly authorized, issued and delivered and that all other legal requirements in connection with their authorization, issue and delivery have been duly satisfied.

         (e) Notwithstanding anything contained in this Agreement, IFC may, at any time and from time to time, in its discretion and without request by MSF Holding, subscribe and pay, on the terms set out in subsection (a) above, for any or all of the IFC Shares; provided that the number of Shares which IFC has agreed to subscribe under subsection (a) above shall thereafter be reduced by the number of Shares which IFC has subscribed under this subsection (e).

         Section 4.02. Actions Prohibited until IFC Shares Issued. Until all of the IFC Shares have been subscribed or the right of MSF Holding to further subscriptions has been canceled as provided in Section 4.03, whichever first occurs:

         (a) MSF Holding shall maintain a sufficient number of authorized and unissued Shares to satisfy in full the exercise of IFC's rights under the IFC Subscription; and

         (b) MSF Holding shall not, unless IFC otherwise agrees:

                  (i) issue any Shares of any class, except in accordance with the Financial Plan;

                  (ii) increase its authorized capital except in accordance with the provisions of this Agreement;

                  (iii) change the par value (if any) of, or the rights attached to, any of its Shares of any class; or

                  (iv) take any other action by amendment of its Memorandum and Articles of Association or through reorganization, consolidation, sale of share capital or Shares held in treasury, merger or sale of assets, or otherwise which might result in a dilution of the interest in MSF Holding represented by the IFC Shares.

         Section 4.03. Suspension and Cancellation of IFC Subscription. IFC may, by notice to MSF Holding, suspend or cancel the right of MSF Holding to request subscription of the unsubscribed part of the IFC Shares:

         (a) if the subscription has not been made by the earlier of October 31, 1998 or the date thirty (30) days after the date upon which all required Authorizations have been obtained or such other date as the parties agree;

         (b) if the right of the Co-Borrowers to disbursements of the Loan is suspended or canceled as provided in Section 3.13;

         (c) if any Event of Default has occurred and is continuing, or if the Event of Default specified in Section 8.02(d) is, in the reasonable opinion of IFC, imminent;

         (d) if, at any time, in the reasonable opinion of IFC, there exists any situation which indicates that performance by any of the Co-Borrowers of any of its obligations under this Agreement cannot be expected; or

         (e) on or after June 30, 1999.

         The exercise by IFC of its right of suspension shall not preclude IFC from exercising its right of cancellation, either for the same or any other reason specified in subsection (a) above. A suspension shall not limit any other provision of this Agreement.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES


         Section 5.01. Representations and Warranties. Each of the Co-Borrowers represents and warrants that:

         (a) it is a company duly incorporated and validly existing under the laws of its jurisdiction of formation and has the corporate power to own its assets, conduct its business as presently conducted and to enter into, observe and perform its obligations under, the Transaction Documents to which it is a party or will, in the case of any Transaction Document not executed as at the date of this Agreement, when that Transaction Document is executed, have the corporate power to enter into, observe and perform its obligations under that Transaction Document;

         (b) each Transaction Document to which it is a party has been, or will be, duly authorized and executed by it and constitutes, or will, when executed constitute, valid and legally binding obligations of such Co-Borrower, enforceable in accordance with its terms (except for the application of any bankruptcy, insolvency or other laws relating to creditor's rights generally);

         (c) neither the making of any Transaction Document to which it is a party nor (when all the consents referred to in Section 6.01(g) have been obtained) the compliance with its terms will conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default or require any consent under, any indenture, mortgage, agreement or other instrument or arrangement to which any of the Co-Borrowers is a party or by which it is bound, or violate any of the terms or provisions of any of the Co-Borrower's Memorandum and Articles of Association, Estatutos, or other organizational documents, as the case may be, or any judgment, decree or order or any statute, rule or regulation applicable to any of the Co-Borrowers;

         (d) neither such Co-Borrower nor any of its property enjoys any right of immunity from set-off, suit or execution in respect of its assets or its obligations under any Transaction Document;

         (e) the Information Memorandum dated December 1997 prepared by IFC in connection with the offering of Participations does not contain any information which is misleading in any material respect nor does it omit any information which makes the information contained in it misleading in any material respect;

         (f) since the date of the Letter of Information, such Co-Borrower:

                  (i) has not suffered any material adverse change in its business prospects or financial condition or incurred any substantial or unusual loss or liability; and

                  (ii) has not undertaken or agreed to undertake any substantial or unusual obligation;

         (g) the latest financial statements of such Co-Borrower delivered to
IFC:

                  (i) have been prepared in accordance with accounting principles consistently applied, and present fairly the financial condition of such Co-Borrower as of the date as of which they were prepared and the results of such Co-Borrower's operations during the period then ended; and

                  (ii) disclose all liabilities (contingent or otherwise) of the Co-Borrower, and the reserves, if any, for such liabilities and all unrealized or anticipated losses arising from commitments entered into by the Co-Borrower (whether or not such commitments have been disclosed in such financial statements);

         (h) such Co-Borrower is not a party to or committed to enter into, any material contract except as follows:

                  (i) the Tax Free Zone Indirect User Agreement dated January 30, 1998 between Oferil, HSF and Zona Franca Montevideo; and

                  (ii) the Tax Free Zone Indirect User Agreement dated September 8, 1997 between Oferil, MSF and Zona Franca Montevideo;

         (i) such Co-Borrower has no outstanding Lien on any of its assets other than Liens arising by operation of law, and no contracts or arrangements, conditional or unconditional, exist for the creation by the Co-Borrower of any Lien, except for the IFC/FMO Security;

         (j) all tax returns and reports of the Co-Borrower required by law to be filed have been duly filed and all tax assessments, fees and other governmental charges upon the Co-Borrower, or its properties, or its income or assets, which are due and payable, have been paid, other than those presently payable without penalty or interest;

         (k) such Co-Borrower is not engaged in nor, to the best of its knowledge, threatened by, any litigation, arbitration or administrative proceedings, the outcome of which might materially and adversely affect its business prospects or financial condition or make it improbable that the Co-Borrower will be able to observe or perform its obligations under this Agreement;

         (l) to the best of its knowledge and belief, the Co-Borrower is not in violation of any statute or regulation of any Authority and no judgment or order has been issued which has or is likely to have any materially adverse effect on the Co-Borrower's business prospects or financial condition or make it improbable that such Co-Borrower will be able to observe or perform its obligations under this Agreement; and

         (m) the IFC Shares shall equal twelve and one-half per cent (12.5%) of the Shares issued and outstanding after giving effect to the subscription by IFC for the IFC Shares.

         Section 5.02. IFC Reliance. (a) Each of the Co-Borrowers acknowledges that it makes the representations and warranties in Section 5.01 with the intention of inducing IFC to enter into this Agreement (and the Participants to enter into the Participation Agreements) and that IFC enters into this Agreement (and the Participants will enter into the Participation Agreements) on the basis of, and in full reliance on, each of such representations and warranties.

         (b) Each of the Co-Borrowers warrants to IFC (for itself and for the benefit of the Participants) that each of such representations is true and correct in all material respects as of the date of this Agreement and that none of them omits any matter the omission of which makes any of such representations misleading.

         Section 5.03. Rights and Remedies not Limited. IFC's rights and remedies in relation to any misrepresentation or breach of warranty on the part of the Co-Borrowers are not prejudiced:

         (a) by any investigation by or on behalf of IFC (or the Participants) into the affairs of any of the Co-Borrowers;

         (b) by the execution or the performance of this Agreement (or the Participation Agreements); or

         (c) by any other act or thing which may be done by or on behalf of IFC (or the Participants) in connection with this Agreement (or the Participation Agreements) and which might, apart from this Section, prejudice such rights or remedies.

                                   ARTICLE VI

                   CONDITIONS OF DISBURSEMENT AND SUBSCRIPTION


         Section 6.01. Initial Conditions. The obligation of IFC to make the first Disbursement or the subscription and disbursement under the IFC Subscription is subject to the fulfillment, in a manner satisfactory to IFC, prior to or concurrently with the making of such first Disbursement or subscription and disbursement, of the following conditions:

         (a) each of the Co-Borrowers has performed all of its obligations due to be performed under the Transaction Documents in each case due to be performed prior to the first Disbursement or the subscription and disbursement under the IFC Subscription;

         (b) arrangements satisfactory to IFC have been made with respect to the installation and operation of an accounting, treasury and cost control system and a management information system satisfactory to IFC;

         (c) each of the Co-Borrowers has insured its properties and business in accordance with Section 7.01(t) and has provided to IFC copies of all insurance policies required to be in force as at the date of the first Disbursement or the subscription and disbursement under the IFC Subscription together with a certificate of the insurer confirming that such policies are in effect;

         (d) the Transaction Documents, each in form and substance satisfactory to IFC, have been entered into by all parties to them and have become (or, as the case may be, remain) unconditional and fully effective in accordance with their respective terms (except for this Agreement having become unconditional and fully effective, if that is a condition of any of such agreements), and, if IFC requires, IFC has received a copy of each Transaction Document to which it is not a party, certified as a true and complete copy by the Co-Borrowers;

         (e) [Reserved];

         (f) the Memorandum and Articles of Association, Estatutos, or other organizational documents, as the case may be, of each of the Co-Borrowers are in form and substance satisfactory to IFC;

         (g) the Co-Borrowers have obtained, or made arrangements satisfactory to IFC for obtaining, all Authorizations for:

                  (i)      the Loan and the IFC Subscription;

                  (ii) the carrying on of the business of the Co-Borrowers as it is presently carried on and is contemplated to be carried on;

                  (iii) the carrying out of the Project and the implementation of the Financial Plan;

                  (iv) the due execution, delivery, validity and enforceability of, and performance under, this Agreement, the Share Retention, Non-Competition and Put Option Agreement, the Guarantee Agreement, the Security Agreements, the Share Subscription Agreement, the Shareholders Agreement, the Technical Assistance Agreement, the Bilateral Vendor Agreements, the Servicing Agreement, the FMO Documents, the Assignment Agreements, the Stand-by Loan Facility Agreement, and any other documents necessary or desirable to the implementation of any of those Agreements or Documents and the issue and delivery of the IFC Shares; and

                  (v) the remittance to IFC or its assigns in Dollars of all monies payable in respect of the Transaction Documents and the IFC Shares;

and has provided IFC with copies of those Authorizations, certified as true and complete copies by the Co-Borrowers, if IFC so requires;

         (h) IFC has received a legal opinion or opinions, in form and substance satisfactory to it, from IFC's special counsel in the Bahamas, Uruguay, New York, Delaware, Massachusetts, Argentina, Brazil, Colombia and such other jurisdictions as IFC may request (as appropriate and as IFC requires) and concurred in by counsel for each of the Co-Borrowers, with respect to:

                  (i) the organization, existence and operations of each of the Co-Borrowers and its authorized and subscribed share capital;

                  (ii)     the matters referred to in subsections (d), (f) and
                           (g) above;

                  (iii) the title of the relevant Co-Borrower to, or other interest of the Co-Borrower in, the assets which are the subject of the IFC/FMO Security;

                  (iv) the authorization, execution, validity and enforceability of this Agreement, the Share Retention, Non-Competition and Put Option Agreement, the Guarantee Agreement, the Security Agreements, the Share Subscription Agreement, the Shareholders Agreement, the Technical Assistance Agreement, the Bilateral Vendor Agreements, the Servicing Agreement, the FMO Documents, the Assignment Agreements, the Stand-by Loan Facility Agreement, and any other documents necessary or desirable to the implementation of any of those Agreements or Documents;

                  (v) the compliance with all obligations referred to in Sections 3.14 and 7.07;

                  (vi) the priorities or privileges, if any, that creditors of the Co-Borrowers, other than IFC, may have by reason of law; and

                  (vii) such other matters relating to the transactions contemplated by this Agreement as IFC reasonably requests;

         (i)      IFC has received:

                  (i) (if IFC so requires) the reimbursement of fees and expenses of IFC's counsel as provided in Section 9.05; and

                  (ii) the fees specified in Section 3.08 required to be paid on or before the date of the first Disbursement or the subscription and disbursement under the IFC Subscription;

         (j) arrangements satisfactory to IFC have been made for appointment of an agent for service of process pursuant to Section 9.08(c);

         (k) IFC has received a copy of the authorization to the Auditors referred to in Section 7.01(g);

         (l) IFC has received evidence, in the form of Schedule 4, of the authority of the person or persons who will, on behalf of the Co-Borrowers, sign the requests and certifications provided for in this Agreement, or take any other action or execute any other document required or permitted to be taken or executed by the Co-Borrowers under this Agreement, and the authenticated specimen signature of each such person; and

         (m) IFC has received a copy of the Policy/Operating Guidelines of the Co-Borrowers which shall have been agreed upon by the Co-Borrowers and IFC, and shall have been approved by each Co-Borrower's Board of Directors;

         Section 6.02. Conditions of all Disbursements and subscription and disbursement under the IFC Subscription. The obligation of IFC to make any Disbursement or the subscription and disbursement under the IFC Subscription is also subject to the conditions that:

         (a) no Event of Default and no Potential Event of Default has occurred and is continuing;

         (b) the proceeds of such Disbursement or subscription and disbursement under the IFC Subscription are, at the date of the relevant request, needed by the Co-Borrowers for the purpose of the Project, or will be needed for that purpose within six (6) months of such date;

         (c) since April 27, 1998 nothing has occurred which can reasonably be expected to materially and adversely affect the carrying out of the Project, any of the Co-Borrowers or DVI's business prospects or financial condition or make it improbable that any of the Co-Borrowers will be able to observe or perform any of its obligations under this Agreement;

         (d) since April 27, 1998 none of the Co-Borrowers have incurred any material loss or liability (except such liabilities as may be incurred in accordance with Sections 7.02, 7.03 and 7.04); and

         (e) the representations and warranties made in Article V are true on and as of the date of that Disbursement or subscription and disbursement under the IFC Subscription with the same effect as if such representations and warranties had been made on and as of the date of that Disbursement or subscription and disbursement under the IFC Subscription (but in the case of Section 5.01(c), without the words in parenthesis).

         Section 6.03. Additional Conditions for Loan. The obligation of IFC to make any Disbursement is also subject to the conditions that:

         (a) in the case of the first Disbursement, the IFC Shares have been subscribed in full;

         (b) the proceeds of that Disbursement are not in reimbursement of, or to be used for, expenditures in the territories of any country which is not a member of IFC or the World Bank or for goods produced in or services supplied from any such country;

         (c) after giving effect to that Disbursement, none of the Co-Borrowers would be in violation of:

                  (i) its Memorandum and Articles of Association, Estatutos, or other organizational documents, as appropriate;

                  (ii) any provision contained in any document to which any of the Co-Borrowers is a party (including this Agreement) or by which any of the Co-Borrowers is bound; or

                  (iii) any law, rule or regulation directly or indirectly limiting or otherwise restricting any Co-Borrower's borrowing power or authority or its ability to borrow;

         (d) (without limiting the generality of subsection (c) above) after taking account of the amount of that Disbursement MSF Holding shall be in compliance with the Capital Adequacy Ratio (on a consolidated basis);

         (e) such Disbursement is made pro rata with the disbursement of any other senior loan forming part of the Financial Plan.

         (f) the IFC/FMO Security has been duly created and registered as first priority or first ranking security interests in all assets subject to the Security Agreements;

         (g) the Co-Borrowers shall have perfected and registered first priority security interests in favor of IFC and FMO over Lease/Loan Receivables such that, at all times, the Loan to Collateral Value Ratio is no more than 95%; and

         (h) after giving effect to that Disbursement, the aggregate amount outstanding under the Loan would not exceed the lesser of (i) the Advance Rate, or (ii) the Current Net Equipment Investment Cost.

         (i) IFC has entered into Participation Agreements with Participants for the acquisition by them of Participations in an aggregate amount equal to the full amount of the B Loan and those commitments are in full force and effect;

         Section 6.04. Additional Conditions for IFC Subscription. The obligation of IFC to make any subscription and disbursement under the IFC Subscription is also subject to the conditions that:

         (a) immediately after such subscription and disbursement, IFC would not have subscribed and paid for a higher proportion of the IFC Shares than the proportion which each of the other shareholders of MSF Holding has by then subscribed and paid for of the total number of Shares to be subscribed by it in accordance with the Financial Plan;

         (b) DVI International and PIE shall have acquired, or shall contemporaneously with such subscription acquire, in the aggregate, at least seventy-four per cent (74%) of the issued voting share capital of MSF Holding on terms and conditions satisfactory to IFC;

         (c) FMO shall have acquired, or shall contemporaneously with such subscription, acquire, in the aggregate, at least thirteen percent (13%) of the issued voting share capital of MSF Holding on terms and conditions satisfactory to IFC; and

         (d) all subscribed shares have been paid in full in cash.

         Section 6.05. B Loan Conditions. Notwithstanding any other provision of this Agreement, IFC is not obliged to make:

         (a) any B Loan Disbursement, except to the extent that the Participants provide funds for that B Loan Disbursement under their Participations;

         (b) any Disbursement except pro rata from the A Loan and the B Loan to the extent amounts under the B Loan are committed; and

         (c) to the extent amounts have been disbursed under the A Loan prior to any commitment under the B Loan, any Disbursement except pro rata from the undisbursed amount of the A Loan and the amount of the B Loan committed and undisbursed.

         Section 6.06. Co-Borrowers' Certification. The Co-Borrowers shall deliver to IFC:

         (a) as part of each request for Disbursement and for the subscription and disbursement under the IFC Subscription a certification, substantially in the form of Schedule 1 or Schedule 3, as the case may be, with respect to the conditions specified in Sections 6.02, 6.03 and 6.04, as the case may be, expressed to be effective as of the date of the relevant Disbursement or subscription and disbursement, and in the case of Section 6.02(d), certified by the Auditors if IFC so requires;

         (b) such evidence as IFC reasonably requests of the proposed utilization of the proceeds of the relevant Disbursement or subscription and disbursement or the utilization of the proceeds of any prior Disbursement or subscription and disbursement; and

         (c) if IFC requests, a legal opinion or opinions in form and substance satisfactory to IFC, of IFC's special counsel in the Bahamas, Uruguay, Argentina and such other jurisdiction as IFC may reasonably request, and concurred in by counsel for each of the Co-Borrowers, with respect to any matters relating to the relevant Disbursement or subscription and disbursement.

         Section 6.07. Conditions for IFC Benefit. The conditions in Sections
6.01 through 6.06 are for the benefit of IFC and may be waived only by IFC at its sole discretion.

         Section 6.08. Saving of Rights. Unless IFC otherwise notifies the Co-Borrowers and without limiting the generality of Section 9.12, the right of IFC to require compliance with any condition under this Agreement which IFC waives in respect of any Disbursement or subscription and disbursement shall be preserved for the purposes of any subsequent Disbursement or subscription and disbursement.


                                   ARTICLE VII

                              PARTICULAR COVENANTS


         Section 7.01. Affirmative Covenants. Unless IFC otherwise agrees, each of the Co-Borrowers shall:

         (a) carry out the Project and conduct its business with due diligence and efficiency and in accordance with sound financial and business practices;

         (b) cause the financing specified in the Financial Plan to be applied exclusively to the Project;

         (c) promptly install and maintain the accounting, treasury and cost control system and management information system referred to in Section 6.01(b), and an operational and organizational structure satisfactory to IFC and maintain books of account and other records adequate to reflect truly and fairly the financial condition of such Co-Borrower and the results of its operations (including the progress of the Project) in conformity with U.S. generally accepted accounting principles (with respect to MSF Holding), both U.S. generally accepted accounting principles and accounting principles which are generally accepted in Uruguay (with respect to MSF, Estolur and HSF), both U.S. generally accepted accounting principles and accounting principles which are generally accepted in Argentina (with respect to MSF Argentina), and both U.S. generally accepted accounting principles and accounting principles which are generally accepted in such other countries as IFC may specify (with respect to each other Co-Borrower), consistently applied;

         (d) as soon as available but in any event within sixty (60) days after the end of each of the first three quarters of each Fiscal Year, deliver to IFC:

                  (i) two (2) copies of such Co-Borrower's complete consolidated financial statements in Dollars for such quarter in form satisfactory to IFC and, if requested by IFC, certified by an officer of such Co-Borrower;

                  (ii) a report on any factors materially and adversely affecting or which might materially and adversely affect such Co-Borrower's business and operations or its financial condition;

                  (iii) during implementation of the Project, a report, in a form satisfactory to IFC, on the implementation and progress of the Project, including any factors materially and adversely affecting or which might materially and adversely affect the Project or the implementation of the Financial Plan;

                  (iv) a statement of all financial transactions between such Co-Borrower and each of its Subsidiaries and other Affiliates and a certification by the chief financial officer of such Co-

                           Borrower that those transactions were on the basis of arms'-length arrangements;

                  (v) a statement of such Co-Borrower's Indebtedness for Borrowed Money in respect of hedging transactions as of the last day of such quarter; and

                  (vi) a statement of interest and foreign currency exposures of the Co-Borrowers containing duration (dynamic gap) analysis as per the last day of such quarter;

         (e) as soon as available but in any event within ninety (90) days after the end of each Fiscal Year, deliver to IFC:

                  (i) two (2) copies of its complete consolidated and audited financial statements in Dollars for such Fiscal Year (which are in agreement with its books of account and prepared in accordance with U.S. generally accepted accounting principles (with respect to MSF Holding), both U.S. generally accepted accounting principles and accounting principles which are generally accepted in Uruguay (with respect to MSF, Estolur and HSF), both U.S. generally accepted accounting principles and accounting principles which are generally accepted in Argentina (with respect to MSF Argentina), and both U.S. generally accepted accounting principles and accounting principles which are generally accepted in such other countries as IFC may specify (with respect to each other Co-Borrower), consistently applied, together with the Auditors' audit report on them, all in form satisfactory to IFC;

                  (ii) a copy of any management letter or other communication from the Auditors to such Co-Borrower or to its management commenting, with respect to such Fiscal Year, on, among other things, the adequacy of such Co-Borrower's financial control procedures, interest rate and foreign exchange exposures, accounting systems and management information system;

                  (iii) a report by the Auditors certifying that, on the basis of its financial statements, such Co-Borrower was in compliance with the financial covenants contained in Sections 7.02,

                           7.03 and 7.04 as of the end of the relevant Fiscal Year or, as the case may be, detailing any non-compliance;

                  (iv) a review by such Co-Borrower of the operations of such Co-Borrower during such Fiscal Year, in a form satisfactory to IFC, containing the information listed in Schedule 6; and

                  (v) a statement by such Co-Borrower of all financial transactions between such Co-Borrower and each of its Subsidiaries and other Affiliates during such Fiscal Year and a certification by the chief financial officer of such Co-Borrower that those transactions were on the basis of arms'-length arrangements;

         (f) deliver to IFC, promptly following receipt, a copy of any management letter or other communication sent by the Auditors (or any other accountants retained by such Co-Borrower) to such Co-Borrower or its management in relation to the Co-Borrower's financial, accounting and other systems, management or accounts if not provided pursuant to subsection (e)(ii) above;

         (g) authorize, in the form of Schedule 5, the Auditors (whose fees and expenses shall be for the account of the Co-Borrower) to communicate directly with IFC at any time regarding the Co-Borrowers accounts and operations and furnish to IFC a copy of such authorization;

         (h) notify IFC not less than ten (10) days before any meeting of its shareholders including the agenda of the meeting;

         (i) promptly deliver to IFC two (2) copies of:

                  (i) all notices, reports and other communications of such Co-Borrower to its shareholders; and

                  (ii)     the minutes of all shareholders' meetings;

         (j) promptly provide to IFC such information as IFC from time to time reasonably requests about the Co-Borrower, its assets and the Project;

         (k) permit representatives of IFC to visit any of the premises where the business of the Co-Borrower is conducted upon notice and during normal business hours and to have access to its books of account and records;

         (l) promptly notify IFC of any proposed change in the nature or scope of the Project or the business or operations of the Co-Borrower and of any event or condition which might materially and adversely affect the carrying out of the Project or the carrying on of the Co-Borrower's business or operations;

         (m) promptly notify IFC by facsimile or telex as soon as it becomes aware of any litigation or administrative proceedings before any Authority or arbitral body which does or can reasonably be expected to materially and adversely affect the Co-Borrower, its assets or the Project or the ability of the Co-Borrower to perform and observe its obligations under any Transaction Document;

         (n) if Grant Thornton/Trevisan Auditores cease to be the auditors of the Co-Borrower for any reason, appoint and maintain as the auditors of the Co-Borrower another firm of independent public accountants satisfactory to IFC and, within thirty (30) days after such appointment, deliver to IFC a copy of an authorization to such firm in the form of Schedule 5;

         (o) obtain and maintain in force (or where appropriate, promptly renew) all Authorizations necessary for carrying out the Project and the Co-Borrower's business and operations generally;

         (p) perform and observe all the conditions and restrictions contained in, or imposed on the Company by, any such Authorizations;

         (q) from time to time, execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such further instruments as may reasonably be requested by IFC for perfecting or maintaining in full force and effect the perfection of the IFC/FMO Security or for re-registering the IFC/FMO Security or otherwise to comply with the Co-Borrower's obligations under the Transaction Documents;

         (r) maintain the Policy/Operating Guidelines in force and effect and operate its business and cause its Subsidiaries to operate their businesses in accordance therewith and with all applicable regulations governing such business and operations;

         (s) with respect to the Eligible Co-Borrowers only, enter into, Lease/Loan Agreements and other contracts that ensure that Eligible Leases/Loans are made in such form and upon such terms as to confer upon the Eligible Co-Borrowers valid and enforceable rights, and impose upon the Eligible Lessees/Borrowers valid and enforceable obligations, including the obligation to purchase adequate liability insurance, adequate to protect the interests of the Eligible Co-Borrowers;

         (t) perform all of the following:

                  (i) insure and keep insured its assets and business operations with sound and reputable insurers, or effect scheme(s) of self-insurance, or make alternative arrangements, as outlined in Schedule 7;

                  (ii) punctually pay any premium, commission and any other amount necessary for effecting and maintain in force each insurance policy;

                  (iii) ensure that every property insurance policy cannot be terminated by the insurers for any reason (including failure to pay the premium or any other amount) unless both IFC and the relevant Co-Borrower receive at least forty-five (45) days notice;

                  (iv)     deliver to IFC:

                           (a) within ninety (90) days after the end of each Fiscal Year a written policy statement outlining insurance arrangements made by the relevant Co-Borrower to protect its assets and operations (as specified in Schedule 7), and confirming (y) procedures are in place to monitor insurances on all loans and leases made under Lease/Loan Agreements and
                                    (z) such loans or leases may be audited by IFC's representatives;

                           (b) any information or documents on each insurance policy IFC requests;

                  (v) not vary, rescind, terminate, cancel or cause a material change to any insurance policy; and

                  (vi) promptly notify the relevant insurer of any claim by the relevant Co-Borrower under any policy written by that insurer and diligently pursue that claim;

         (u) maintain separate accounts in which such Co-Borrower shall record:
(i) the amount of all funds disbursed by IFC and paid to IFC under this Agreement and the dates of such disbursements or payments; (ii) all funds disbursed by the Co-Borrowers, including the amount paid by MSF to Estolur and HSF, for the acquisition of goods and equipment leased to Eligible Lessees/Borrowers and for the provision of services;

         (v) maintain a Loan to Collateral Value Ratio no more than 95%; and

         (w) collect any amounts which it may be entitled to claim against DVI pursuant to the Guarantee Agreement.

         Section 7.02. Affirmative Covenants Particular to MSF Holding. Unless IFC otherwise agrees, MSF Holding shall:

         (a) cause the Eligible Co-Borrowers to maintain on a consolidated basis at all times the following financial ratios:

                  (i)      the Capital Adequacy Ratio;

                  (ii) a Portfolio Affected by Arrears less loss provisions which shall not exceed twenty percent (20%) of the total Tier 1 (as defined in the BIS Guidelines) capital of the Eligible Co-Borrowers as determined in accordance with the BIS Guidelines; and

                  (iii) a single client exposure ratio of no more than twenty percent (20%) of Shareholders' Equity and an exposure ratio to any company and its Affiliates of no more than thirty percent (30%) of Shareholders' Equity;

         (b) cause the Eligible Co-Borrowers to maintain on a consolidated basis a diversified vendor portfolio, with no single vendor providing more than (i) 50% of the equipment financed pursuant to Eligible Leases/Loans in the MSF Portfolio from December 31, 2001 through December 31, 2002, and (ii) 40% of such equipment thereafter;

         (c) maintain a Lease/Loan Loss Reserve of at least (i) one percent (1%) of Net Financed Assets during Fiscal Year 1999, (ii) one and one-half percent (1.5%) of Net Financed Assets during Fiscal Year 2000, and (iii) two percent (2%) of Net Financed Assets in Fiscal Year 2001 and thereafter; and

         (d) provide a Borrowing Base Report to IFC not later than thirty (30) days after the end of each month.

         Section 7.03. Affirmative Covenants Particular to the Eligible Co-Borrowers. Unless IFC otherwise agrees, the Eligible Co-Borrowers shall:

         (a)      maintain the following financial ratios on an aggregate basis:

                  (i)      the Capital Adequacy Ratio;

                  (ii) a Portfolio Affected by Arrears less loss provisions which shall not exceed twenty percent (20%) of the total Tier 1 capital (as defined in the BIS Guidelines) of the Eligible Co-Borrowers, as determined in accordance with the BIS Guidelines; and

                  (iii) a single client exposure ratio of no more than twenty percent ( 20%) of Shareholders' Equity and an exposure ratio to any company and its Affiliates of no more than thirty percent (30%) of Shareholders' Equity;

         (b) maintain, on an aggregate basis, a diversified vendor lease portfolio, with no single vendor representing more than (i) fifty percent (50%) of the equipment financed pursuant to Eligible Leases/Loans in the MSF Portfolio from December 31, 2001 through December 31, 2002, and (ii) forty percent (40%) of such equipment thereafter;

         (c) maintain, on an aggregate basis, a Lease/Loan Loss Reserve of at least (i) one percent (1%) of Net Financed Assets during Fiscal Year 1999, (ii) one and one half percent (1.5%) of Net Financed Assets during Fiscal Year 2000, and (iii) two percent (2.0%) of Net Financed Assets in Fiscal Year 2001 and thereafter; and

         (d) in the case of MSF Argentina, as soon as possible after the execution of this Agreement, change its name from Sistemas Financieros S.A. to MSF Argentina S.A.

         Section 7.04. Negative Covenants. Unless IFC otherwise agrees, each of the Co-Borrowers shall not:

         (a)      incur, assume or permit to exist any indebtedness except:

                  (i)      the Loan;

                  (ii)     the FMO Loan;

                  (iii) that part of Short-term Debt which is Indebtedness for Money Borrowed incurred from commercial and/or investment banks in the ordinary course of business, not exceeding at any one time outstanding the equivalent of twenty percent (20%) of the aggregate principal amount of Eligible Leases/Loans in the MSF Portfolio; and

                  (iv)     other loans contemplated in the Financial Plan;

         (b) enter into any agreement or arrangement to guarantee or, in any way or under any condition, to become obligated for all or any part of any financial or other obligation of another Person;

         (c) create or permit to exist any Lien on any property, revenues or other assets, present or future, of any of the Co-Borrowers, except for:

                  (i)      the IFC/FMO Security;

                  (ii) the naming of IFC as beneficiary under the Co-Borrower's insurance policies;

                  (iii) any tax or other Lien arising by operation of law, provided that such lien is discharged within thirty
                           (30) days after the date it is created or arises (unless contested in good faith by any of the Co-Borrowers, in which case it shall be discharged within thirty (30) days after final adjudication);

                  (iv) any banker's right of set-off arising in respect of Debt permitted by Section 7.04(a)(iii);

                  (v) Liens on revenues or other assets to secure Debt with maturities of five years or longer; and

                  (vi) Liens on revenues or other assets provided in connection with securitizations or structured borrowings approved by IFC;

         (d) enter into any transaction except in the ordinary course of business on the basis of arm's-length arrangements (including, without limitation, transactions whereby any of the Co-Borrowers might pay more than the ordinary commercial price for any purchase or might receive less than the full ex-works commercial price (subject to normal trade discounts) for its products);

         (e) enter into any partnership, profit-sharing or royalty agreement or other similar arrangement whereby any of the Co-Borrower's income or profits are, or might be, shared with any other Person;

         (f) enter into any management contract, except for the Servicing Agreement, or similar arrangement whereby its business or operations are managed by any other Person;

         (g) form or have any Subsidiary or Affiliate, other than Subsidiaries and Affiliates existing on April 27, 1998 and disclosed to IFC in writing;

         (h) make or permit to exist loans or advances to, or deposits (except commercial bank deposits in the ordinary course of business) with, other Persons or investments in any Person or enterprise other than short-term marketable securities acquired solely to give temporary employment to its idle funds;

         (i) change its Memorandum, Articles of Association, Estatutos, or other organizational documents, as applicable, in any manner which would be inconsistent with the provisions of any Transaction Document;

         (j) change its Fiscal Year;

         (k) change the nature or scope of the Project or change the nature of its present or contemplated business or operations;

         (l) other than as contemplated by the Project, sell, transfer, lease or otherwise dispose of all or a substantial part of its capital assets (whether in a single transaction or in a series of transactions, related or otherwise and including, but not limited to, securitizations or loan sales);

         (m) undertake or permit any merger, consolidation or reorganization with any party which is not an Affiliate;

         (n) terminate, amend or grant any waiver in respect of any provision of any Transaction Document or any agreements evidencing any loans provided under the Financial Plan; or

         (o) prepay (whether voluntarily or involuntarily) or repurchase any Long-term Debt (other than the Loan, or the FMO Loan) pursuant to any provision of any agreement or note in respect of that Long-term Debt (other than any provision which permits prepayment in circumstances where any of the Co-Borrowers has a liability equivalent to Sections 3.11, and 3.15), unless:

                  (i) that Long-term Debt is refinanced using new Long-term Debt on equivalent terms or terms (as to interest rate and tenor) more favorable to such Co-Borrower; or

                  (ii)     if IFC so requires, such Co-Borrower
                           contemporaneously prepays a proportionate amount of the Loan in accordance with the provisions of Section
                           3.07 (except that there shall be no minimum amount or advance notice period for such prepayment);

         (p) undertake any type of banking activity or act as a commercial bank unless: (i) IFC specifically approves of such activity; and (b) such Co-Borrower is regulated and supervised by the applicable jurisdiction's monetary authorities;

         (q) use the proceeds of any Disbursement in the territories of any country which is not a member of IFC or the World Bank or for reimbursements of expenditures in those territories or for goods produced in or services supplied from those territories; or

         (r) issue any shares in its capital, equity-related securities, warrants, options or other rights to acquire capital stock or securities convertible into shares of any of the Co-Borrowers, unless IFC shall have approved such issuance and the Board of Directors of MSF Holding shall have unanimously approved such issuance;

         Section 7.05. Negative Covenants Particular to MSF Holding. Unless IFC otherwise agrees, MSF Holding shall not:

         (a) declare or pay any dividend or make any distribution on its share capital, or purchase, redeem or otherwise acquire any shares of MSF Holding or its Subsidiaries or any option over them, if an Event of Default or Potential Event of Default has occurred and is continuing;

         (b) declare or pay any dividend or make any distribution on its share capital (other than dividends or distributions payable in shares of MSF Holding), or purchase, redeem or otherwise acquire any shares of MSF Holding or its Subsidiaries or any option over them except out of profits earned in the immediately preceding Fiscal Year (excluding income from revaluations);

         (c) cause any of its Subsidiaries to issue any shares in its capital, equity-related securities, warrants, options or other rights to acquire capital stock or securities convertible into shares of any of the Co-Borrowers, unless IFC shall have approved such issuance and the Board of Directors of MSF Holding shall have unanimously approved such issuance;

         Section 7.06. Application of Insurance Proceeds. (a) At its discretion IFC may remit the proceeds of any insurance paid to it to the relevant Co-Borrower to repair or replace the relevant damaged assets or may apply such proceeds to prepay all or any part of the Loan in accordance with Section 3.07; provided that there shall be no minimum amount or notice period for any such prepayment.

         (b) Each of the Co-Borrowers shall use any insurance proceeds it receives (whether from IFC or directly from the insurers) for loss of or damage to any asset solely to replace or repair that asset.

         Section 7.07. Document Taxes. (a) The Co-Borrowers shall pay all taxes (including stamp taxes), duties, fees or other charges payable on or in connection with the execution, issue, delivery, registration or notarization of the Transaction Documents, the IFC Shares and any other documents related to this Agreement.

         (b) The Co-Borrowers shall, upon notice from IFC, reimburse IFC or its assigns for any such taxes, duties, fees or other charges paid by IFC or its assigns.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT


         Section 8.01. Acceleration after Default. If any Event of Default occurs and is continuing (whether it is voluntary or involuntary, or results from operation of law or otherwise), IFC may, by notice to the Co-Borrowers, require the Co-Borrowers to repay the Loan or such part of the Loan as is specified in that notice. On receipt of any such notice, the Co-Borrowers shall immediately repay the Loan (or that part of the Loan specified in that notice) and all interest accrued on it and any other amounts then payable under this Agreement. Each of the Co-Borrowers waives any right it might have to further notice, presentment, demand or protest in respect of that demand for immediate payment.

         Section 8.02.  Events of Default.  It shall be an Event of Default if:

         (a) any of the Co-Borrowers fails to pay when due any part of the principal of the Loan or any interest on the Loan and such failure continues for a period of five (5) days;

         (b) any of the Co-Borrowers fails to observe or perform any of its obligations under this Agreement (other than for the payment of the principal of, or interest on, the Loan), any other Transaction Document or any other agreement between any of the Co-Borrowers and IFC, and any such failure continues for a period of thirty (30) days after IFC notifies the Co-Borrowers of that failure; provided, however that with regard to any Eligible Co-Borrowers' obligations pursuant to Section 7.03(a)(ii) of this Agreement, if IFC agrees that such failure cannot be remedied within such thirty (30) day period, but may be remedied within a reasonably longer period acceptable to IFC, and the Co-Borrowers notify IFC of a proposed plan to remedy such failure and IFC approves such plan, with such approval not to be unreasonably withheld, no Event of Default shall be declared to have occurred, so long as MSF Holding and the Eligible Co-Borrowers promptly commence to remedy such default and continue to do so diligently, but in no event shall such cure period extend for more than forty-five (45) days beyond the initial thirty (30) day period, except where the relevant Co-Borrowers have formally instituted proceedings to recover equipment, enforce their security interests or otherwise obtain payment of loans and leases in default within such forty-five (45) day period and such recovery, enforcement or payment and remedy of the failure of such Eligible Co-Borrowers to perform its obligations under Section 7.03 (a) (ii), is reasonably expected to occur within ninety (90) days after such additional forty-five (45) day period), and for the purposes of this subsection, a default shall be deemed to have occurred if the Shareholders of any of the Co-Borrowers cause any of the Co-Borrowers to take any of the actions prohibited by Section 7.04 unless IFC has given its prior consent to the taking of any such action;

         (c) any representation or warranty made in Article V, in connection with the execution and delivery of this Agreement, or the IFC Shares, or in connection with any request for Disbursement or for subscription and disbursement under the IFC Subscription under this Agreement or in any other Transaction Document, is found to be incorrect in any material respect;

         (d) any Authority condemns, nationalizes, seizes, or otherwise expropriates all or any substantial part of the property or other assets of any Co-Borrower or of its share capital, or assumes custody or control of such property or other assets or of the business or operations of any Co-Borrower or of its share capital, or takes any action for the dissolution or disestablishment of any Co-Borrower or any action that would prevent any Co-Borrower or its officers from carrying on all or a substantial part of its business or operations;

         (e) a decree or order by a court is entered against any Co-Borrower other than MSF Holding:

                  (i)      adjudging such Co-Borrower bankrupt or insolvent;

                  (ii) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or in respect of, such Co-Borrower under any applicable law;

                  (iii) appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Co-Borrower or of any substantial part of its property or other assets; or

                  (iv) ordering the winding up or liquidation of its affairs;

or any petition is filed seeking any of the above and is not dismissed within forty-five (45) days;

         (f) any Co-Borrower other than MSF Holding:

                  (i) requests a moratorium or suspension of payment of debts from any court;

                  (ii) institutes proceedings or takes any form of corporate action to be liquidated, adjudicated bankrupt or insolvent;

                  (iii) consents to the institution of bankruptcy or insolvency proceedings against it;

                  (iv) files a petition or answer or consent seeking reorganization or relief under any applicable law, consents to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Co-Borrower or of any substantial part of its property;

                  (v) makes a general assignment for the benefit of creditors; or

                  (vi) admits in writing its inability to pay its debts generally as they become due or otherwise becomes insolvent;

         (g) an attachment or analogous process is levied or enforced upon or issued against any of the material assets of any Co-Borrower and is not dismissed or released within forty-five (45) days;

         (h) MSF Holding:

                  (i) takes any step (including petition, giving notice to convene or convening a meeting) for the purpose of making, or proposes or enters into, any arrangement, assignment or composition with or for the benefit of its creditors;

                  (ii) ceases or threatens to cease to carry on its business or any substantial part of its business; or

                  (iii) is unable to pay its debts as they fall due or otherwise becomes insolvent;

         (i) an order is made or an effective resolution passed or analogous proceedings taken for MSF Holding's winding up, bankruptcy or dissolution or a petition is presented or analogous proceedings taken for the winding up or dissolution of MSF Holding;

         (j) any encumbrancer lawfully takes possession, or a liquidator, judicial custodian, receiver, administrative receiver or trustee or any analogous officer is appointed, of the whole or any material part of the undertaking or assets of MSF Holding or an attachment, sequestration, distress or execution (or analogous process) is levied or enforced upon or issued against any of the material assets or property of MSF Holding;

         (k) any other event occurs which under any applicable law would have an effect analogous to any of those events listed in subsections (e), (f), (g), (h)
(i) and (j) above;

         (l) any of the Co-Borrowers fails to pay any of its Debt (other than the Loan) which is outstanding under, or to perform any of its obligations under, any agreement pursuant to which there is outstanding any Debt of any of the Co-Borrowers in an amount exceeding two hundred thousand Dollars ($200,000), and such failure continues for more than any applicable period of grace;

         (m) any Authorization necessary for any of the Co-Borrowers to perform and observe its obligations under any Transaction Document is not obtained when required or is rescinded, terminated, lapses or otherwise ceases to be in full force and effect, including in respect of the remittance to IFC or its assigns in Dollars of any amounts payable under any Transaction Document and is not restored or reinstated within thirty (30) days of notice by IFC to the Co-Borrowers requiring that restoration or reinstatement;

         (n) any provision of any Security Agreement is revoked, terminated or ceases to be in full force and effect or ceases to provide the security intended and a first priority Lien on all assets subject thereto, without, in each case, the prior consent of IFC, or performance of the obligations under any such document becomes unlawful or any such document is declared to be void or is repudiated or its validity or enforceability at any time is challenged by any Person unless, in the case only of a repudiation or challenge, such repudiation or challenge is withdrawn within thirty (30) days of IFC's notice to the Co-Borrowers requiring that withdrawal and pending such withdrawal such repudiation or challenge has no effect;

         (o) any provision of any Transaction Document (other than a Security Agreement) is revoked, terminated or ceases to be in full force and effect without, in each case, the prior consent of IFC, or performance of the obligations under any such document becomes unlawful or any such document is declared to be void or is repudiated or its validity or enforceability at any time is challenged by any Person and such provision is not restored or replaced by a provision acceptable to IFC, or such repudiation or challenge is not withdrawn within thirty (30) days of IFC's notice to the Co-Borrowers requiring that restoration, replacement or withdrawal and pending such withdrawal such repudiation or challenge has no effect; or

         (p) any Bilateral Vendor Agreement entered into before, on or after the date of this Agreement:

                  (i) is breached by any party to it and such breach can reasonably be expected to have material adverse effect on the ability of any of the Co-Borrowers to perform and observe its obligations under any Transaction Document; or

                  (ii) is revoked, terminated or ceases to be in full force and effect without the prior consent of IFC, or performance of the obligations under any such agreement becomes unlawful or any such agreement is declared to be void or is repudiated or its validity or enforceability at any time is challenged by any party to it and such action can reasonably be expected to have a material adverse effect on the ability of any of the Co-Borrowers to perform and observe its obligations under any Transaction Document.

         Section 8.03. Bankruptcy. If any of the Co-Borrowers is liquidated or declared bankrupt, the Loan, all interest accrued on it and any other amounts payable under this Agreement will become immediately due and payable without any presentment, demand, protest or notice of any kind, all of which the Co-Borrowers waive.

         Section 8.04. Notice of Events. If any Event of Default or Potential Event of Default occurs, the Co-Borrowers shall immediately notify IFC by facsimile or telex specifying the nature of such Event of Default or Potential Event of Default and any steps the Co-Borrowers are taking to remedy it.

         Section 8.05. Disclosure of Information. (a) IFC may disclose to any Person for the purpose of exercising any power, remedy, right, authority, or discretion under this Agreement or any other Transaction Document in connection with an Event of Default, any documents or records of, or information about, any Transaction Document, or the assets, business or affairs of any of the Co-Borrowers.

         (b) Each of the Co-Borrowers acknowledges and agrees that, notwithstanding the terms of any other agreement between any of the Co-Borrowers and IFC, a disclosure of information by IFC in the circumstances contemplated by this Section does not violate any duty owed to any of the Co-Borrowers or any agreement between IFC and any of the Co-Borrowers.

                                   ARTICLE IX

                                  MISCELLANEOUS


         Section 9.01. Joint and Several Obligations. The obligations of the Co-Borrowers hereunder to make payments of principal, interest and any other amounts payable under this Agreement when due and to faithfully observe and perform all conditions and obligations hereunder are joint and several.

         Section 9.02. MSF Holding as Agent for Communication. (a) Until the Loan shall have been repaid in full, any notice, request or other communication to be given by IFC to any Co-Borrower other than MSF Holding under the terms of this Agreement and each Transaction Document may, at the option of IFC and without prejudice to its right to communicate directly with such Co-Borrower, be addressed to MSF Holding, as agent, which is hereby irrevocably authorized and directed by each such Co-Borrower to act as agent for it in such matter, and MSF Holding hereby accepts such appointment.

         (b) Each Co-Borrower other than MSF Holding hereby irrevocably appoints MSF Holding to act as its agent to give any notice, request or other communication to be given by each such Co-Borrower under the terms of this Agreement and each Transaction Document, including but not limited to signing the request and receipt for Disbursements on behalf of such Co-Borrower pursuant to Section 3.02 and 6.06 of this Agreement, and MSF Holding accepts such appointment.

         Section 9.03. Notices. Any notice, request or other communication to be given or made under this Agreement shall be in writing. Subject to Sections 7.01(m) and 8.04, the notice, request or other communication may be delivered by hand, airmail, facsimile or established courier service to the party's address specified below or at such other address as such party notifies to the other party from time to time and will be effective upon receipt or, in the case of delivery by hand or by established courier service, upon refusal to accept delivery.

         For the Co-Borrowers:

                  c/o DVI Inc.
                  500 Hyde Park
                  Doylestown, PA 18901

                  Attention: Controller Latin America

                  Facsimile:  (215) 230-5328


         For IFC:

                  International Finance Corporation
                  2121 Pennsylvania Avenue, N.W.
                  Washington, D.C. 20433
                  United States of America

                  Attention: Director, Latin America and Caribbean Department

                  Facsimile:  (202) 974-4390

                  With a copy (in the case of notices relating to payments) sent to the attention of the Manager, Financial Operations Unit, at:


                  Facsimile:  202-676-1830

                  Telex:        248423 - World Bank
                                 64145 - World Bank
                                197688 - World Bank
                                 82987 - World Bank

                  Cable:       CORINTFIN
                               Washington, D.C.

         Section 9.04. English Language. All documents to be furnished or communications to be given or made under this Agreement shall be in the English language or, if in another language, shall, if IFC so requests, be accompanied by a translation into English satisfactory to IFC certified by a representative of the Co-Borrowers, which translation shall be the governing version between the Co-Borrowers and IFC.

         Section 9.05. Expenses. The Co-Borrowers shall pay to IFC or as IFC may direct:

         (a) the fees and expenses of IFC's counsel in the Bahamas, Uruguay, New York, Delaware, Massachusetts, Colombia, Argentina, Brazil and any other jurisdiction in which any of the Co-Borrowers conducts business or is incorporated, incurred in connection with:

                  (i) the preparation of the investment by IFC provided for under this Agreement;

                  (ii) the preparation and/or review, execution and, where appropriate, registration of the Transaction Documents and any other documents related to them;

                  (iii) the giving of any legal opinions required by IFC under this Agreement;

                  (iv) the administration by IFC of the investment provided for in this Agreement or otherwise in connection with any amendment, supplement or modification to, or waiver under, any of the Transaction Documents;

                  (v) the registration (where appropriate) and the delivery of the evidences of indebtedness relating to the Loan and its disbursement;

                  (vi)     matters pertaining to the IFC Subscription; and

                  (vii) the occurrence of any Event of Default or Potential Event of Default;

         (b) the costs and expenses incurred by IFC in relation to the enforcement or protection or attempted enforcement or protection of its rights under any Transaction Document, or the exercise of its rights or powers consequent upon or arising out of the occurrence of any Event of Default or Potential Event of Default, including legal and other professional consultants' fees.

         Section 9.06. Financial Calculations. (a) All financial calculations to be made under, or for the purposes of, this Agreement shall be determined in accordance with U.S. generally accepted accounting principles and applied on a consistent basis and, except as otherwise required to conform to the definitions contained in Article I or any other provisions of this Agreement, shall be calculated from the then most recently issued financial statements which each of the Co-Borrowers is obligated to furnish to IFC under Sections 7.01(d) and (e).

         (b) If any material adverse change in the financial condition of any of the Co-Borrowers after the end of the period covered by the relevant financial statements has occurred, such material adverse change shall also be taken into account in calculating the relevant figures.

         Section 9.07. Termination of Agreement. This Agreement shall continue in force until all monies payable under it have been fully paid in accordance with its provisions.

         Section 9.08. Applicable Law and Jurisdiction. (a) This Agreement is governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America.

         (b) Each of the Co-Borrowers irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any other Transaction Document to which any of the Co-Borrowers is a party may be brought by IFC in the courts of the State of New York or of the United States of America located in the Southern District of New York. Final judgment against any of the Co-Borrowers in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, including the Bahamas, Uruguay, or Argentina by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law.

         (c) By the execution and delivery of this Agreement, each of the Co-Borrowers irrevocably submits to the non-exclusive jurisdiction of any such court in any such action, suit or proceeding and designates, appoints and empowers CT Corporation System, New York, New York as its authorized agent to receive for and on its behalf service of any summons, complaint or other legal process in any such action, suit or proceeding in the State of New York.

         (d) Nothing in this Agreement shall affect the right of IFC to commence legal proceedings or otherwise sue any of the Co-Borrowers in the Bahamas, Uruguay, Argentina, or any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other legal papers upon any of the Co-Borrowers in any manner authorized by the laws of any such jurisdiction.

         (e) As long as this Agreement remains in force, each of the Co-Borrowers shall maintain a duly appointed agent for the service of summons, complaint and other legal process in New York, New York, United States of America, for purposes of any legal action, suit or proceeding IFC may bring in respect of this Agreement or any other Transaction Document to which the Co-Borrower is a party. The Co-Borrowers shall keep IFC advised of the identity and location of such agent.

         (f) Each of the Co-Borrowers also irrevocably consents, if for any reason any of the Co-Borrower's authorized agent for service of process of summons, complaint and other legal process in any such action, suit or proceeding is not present in New York, New York, to service of such papers being made out of those courts by mailing copies of the papers by registered United States air mail, postage prepaid, to any of the Co-Borrowers at its address specified in Section 9.01. In such a case, IFC shall also send by telex or facsimile, or have sent by telex or facsimile, a copy of the papers to such Co-Borrower.

         (g) Service in the manner provided in subsection (f) above in any such action, suit or proceeding will be deemed personal service, will be accepted by the Co-Borrowers as such and will be valid and binding upon the Co-Borrowers for all purposes of any such action, suit or proceeding.

         (h) Each of the Co-Borrowers irrevocably waives to the fullest extent permitted by applicable law:

                  (i) any objection which it may have now or in the future to the laying of the venue of any such action, suit or proceeding in any court referred to in this Section;

                  (ii) any claim that any such action, suit or proceeding has been brought in an inconvenient forum; and

                  (iii) its right of removal of any matter commenced by IFC in the courts of the State of New York to any court of the United States of America.

         (i) To the extent that any of the Co-Borrowers may be entitled in any jurisdiction to claim for itself or its assets immunity in respect of its obligations under this Agreement or any other Transaction Document to which such Co-Borrower is a party from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction such immunity (whether or not claimed) may be attributed to it or its assets, each of the Co-Borrowers irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

         (j) Each of the Co-Borrowers hereby acknowledges that IFC shall be entitled under applicable law, including the provisions of the International Organizations Immunities Act, to immunity from a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or any other Transaction Document to which any of the Co-Borrowers is a party, brought against IFC in any court of the United States of America. Each of the Co-Borrowers hereby waives any and all rights to demand a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or any other Transaction Document to which any of the Co-Borrowers is a party or the transactions contemplated by this Agreement or such Transaction Documents, that is (i) brought against any of the Co-Borrowers, or (ii) brought against IFC in any forum in which IFC is not entitled to immunity from a trial by jury.

         (k) To the extent that any of the Co-Borrowers may, in any suit, action or proceeding brought in any of the courts referred to in paragraph (b) above or a court of the Bahamas, Uruguay, Argentina or elsewhere arising out of or in connection with this Agreement or any other Transaction Document to which any of the Co-Borrowers is a party, be entitled to the benefit of any provision of law requiring IFC in such suit, action or proceeding to post security for the costs of any of the Co-Borrowers (cautio judicatum solvi), or to post a bond or to take similar action, each of the Co-Borrowers hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of the Bahamas, Uruguay, Argentina or, as the case may be, the jurisdiction in which such court is located.

         Section 9.09. Successors and Assigns. This Agreement binds and benefits the respective successors and assigns of its parties. However the Co-Borrowers may not assign or delegate any of their respective rights or obligations under this Agreement without IFC's consent.

         Section 9.10. Amendment. Any amendment of any provision of this Agreement shall be in writing and signed by the parties.

         Section 9.11. Counterparts. This Agreement may be executed in several counterparts, each of which is an original, but all of which together constitute one and the same agreement.

         Section 9.12. Remedies and Waivers. No failure or delay by IFC in exercising any power, remedy, discretion, authority or other rights under this Agreement shall waive or impair that or any other right of IFC. No single or partial exercise of such a right shall preclude its additional or future exercise. No such waiver shall waive any other right under this Agreement. All waivers or consents given under this Agreement shall be in writing.

         Section 9.13. Additional Co-Borrowers. Upon the request of the Co-Borrowers and with the consent of IFC, any Subsidiary of MSF Holding, MSF, Estolur, HSF, or MSF Argentina may become a party to and Co-Borrower under this Agreement by executing and delivering an agreement with IFC and the Co-Borrowers in the form annexed hereto as Schedule 8 and, if such agreement so provides, such Co-Borrower shall be an Eligible Co-Borrower; provided, that no such Subisidary shall become a party to this Agreement, or a Co-Borrower or Eligible Co-Borrower hereunder, until such agreement in the form of Schedule 8 becomes effective in accordance with the terms thereof and such Subsidiary becomes a party to the FMO Investment Agreement on terms satisfactory to IFC.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed in their respective names as of the date first above written.


                                    MSF HOLDING LTD.


                                    By:  /sd/  Steve Garfinkel
                                         Authorized Representative

                              MEDICAL SYSTEMS FINANCE S.A.


                              By:   /sd/  Steve Garfinkel
                                    Authorized Representative

                              ESTOLUR S.A.


                              By:   /sd/  Steve Garfinkel
                                    Authorized Representative



                              HEALTHCARE SYSTEMS FINANCE S.A.


                              By:   /sd/  Steve Garfinkel
                                    Authorized Representative



                              SISTEMAS FINANCIEROS S.A.


                              By:   /sd/  Laura Ocampo
                                    Authorized Representative



                              INTERNATIONAL FINANCE CORPORATION


                              By  /sd/  Haydee Celaya
                                        Manager
                                        Capital Markets Division
                                        Latin America and Caribbean Department
                                        Authorized Representative

                                                                         ANNEX A
                                                                    Page 1 of 32

                METHOD OF THE BANK FOR INTERNATIONAL SETTLEMENTS
                      BASLE ACCORD ON BANK CAPITAL ADEQUACY

           Committee on Banking Regulations and Supervisory Practices
                                                                       July 1988

                      INTERNATIONAL CONVERGENCE OF CAPITAL
                        MEASUREMENT AND CAPITAL STANDARDS

Introduction

1. This report presents the outcome of the Committee's(1) work over several years to secure international convergence of supervisory regulations governing the capital adequacy of international banks. Following the publication of the Committee's proposals in December 1987, a consultative process was set in train in all G-10 countries and the proposals were also circulated to supervisory authorities worldwide. As a result of those consultations some changes were made to the original proposals. The present paper is now a statement of the Committee agreed by all its members. It sets out the details of the agreed framework for measuring capital adequacy and the minimum standard to be achieved which the national supervisory authorities represented on the Committee intend to implement in their respective countries. The framework and this standard have been endorsed by the Group of Ten central-bank Governors.

2. With a view to implementation as soon as possible, it is intended that national authorities should now prepare papers setting out their views on the timetable and the manner in which this accord will be implemented in their respective countries. This document is being circulated to supervisory authorities worldwide with a view to encouraging the adoption of this framework in countries outside the G-10 in respect of banks conducting significant international business.

------------------

(1) The Basle Committee on Banking Regulations and Supervisory Practices comprises representatives of the central banks and supervisory authorities of the Group of Ten countries (Belgium, Canada, France, Germany, Italy, Japan, Netherlands, Sweden, Switzerland, United Kingdom, United States) and Luxembourg. The Committee meets at the Bank for International Settlements, Basel, Switzerland.

                                                                         ANNEX A
                                                                    Page 2 of 32

3. Two fundamental objectives lie at the heart of the Committee's work on regulatory convergence. These are, firstly, that new framework should serve to strengthen the soundness and stability of the international banking system; and secondly that the framework should be fair and have a high degree of consistency in its application to banks in different countries with a view to diminishing an existing source of competitive inequality among international banks. The Committee notes that, in responding to the invitation to comment on its original proposals, banks have welcomed the general shape and rationale of the framework and have expressed support for the view that it should be applied as uniformly as possible at the national level.

4. Throughout the recent consultations, close contact has been maintained between the Committee in Basle and the authorities of the European Community in Brussels who are pursuing a parallel initiative to develop a common solvency ratio to be applied to credit institutions in the Community. The aim has been to ensure the maximum degree of consistency between the framework agreed in Basle and the framework to be applied in the Community. It is the Committee's hope and expectation that this consistency can be achieved, although it should be noted that regulations in the European Community are designed to apply to credit institutions generally, whereas the Committee's framework is directed more specifically with banks undertaking international business in mind.

5. In developing the framework described in this document the Committee has sought to arrive at a set of principles which are conceptually sound and at the same time pay due regard to particular features of the present supervisory and accounting systems in individual member countries. It believes that this objective has been achieved. The framework provides for a transitional period so that the existing circumstances in different countries can be reflected in flexible arrangements that allow time for adjustment.

6. In certain very limited respects (notably as regards some of the risk weightings) the framework allows for a degree of national discretion in the way in which it is applied. The impact of such discrepancies on the overall ratios is likely to be negligible and it is not considered that they will compromise the basic objectives. Nevertheless, the Committee intends to monitor and review the application of the framework in the period ahead with a view to achieving even greater consistency.

                                                                         ANNEX A
                                                                    Page 3 of 32

7. It should be stressed that the agreed framework is designed to establish minimum levels of capital for internationally active banks. National authorities will be free to adopt arrangements that set higher levels.

8. It should also be emphasized that capital adequacy as measured by the present framework, though important, is one of a number of factors to be taken into account when assessing the strength of banks. The framework in this document is mainly directed towards assessing capital in relation to credit risk (the risk of counterparty failure) but other risks, notably interest rate risk and the investment risk on securities, need to be taken into account by supervisors in assessing overall capital adequacy. The Committee is examining possible approaches in relation to these risks. Furthermore, and more generally, capital ratios, judged in isolation, may provide a misleading guide to relative strength. Much also depends on the quality of a bank's assets and, importantly, the level of provisions a bank may be holding outside its capital against assets of doubtful value. Recognizing the close relationship between capital and provisions, the Committee will continue to monitor provisioning policies by banks in member countries and will seek to promote convergence of policies in this field as in other regulatory matters. In assessing progress by banks in member countries towards meeting the agreed capital standards, the Committee will therefore take careful account of any differences in existing policies and procedures for setting the level of provisions among countries' banks and in the form in which such provisions are constituted.

9. The Committee is aware that differences between countries in the fiscal treatment and accounting presentation for tax purposes of certain classes of provisions for losses and of capital reserves derived from retained earnings may to some extent distort the comparability of the real or apparent capital positions of international banks. Convergence in tax regimes, though desirable, lies outside the competence of the Committee and tax considerations are not addressed in this paper. However, the Committee wishes to keep these tax and accounting matters under review to the extent that they affect the comparability of the capital adequacy of different countries' banking systems.

10. This agreement is intended to be applied to banks on a consolidated basis, including subsidiaries undertaking banking and financial business. At the same time, the Committee recognizes that ownership structures

                                                                         ANNEX A
                                                                    Page 4 of 32

and the position of banks within financial conglomerate groups are undergoing significant changes.

The Committee will be concerned to ensure that ownership structures should not be such as to weaken the capital position of the bank or expose it to risks stemming from other parts of the group. The Committee will continue to keep these developments under review in the light of the particular regulations in member countries, in order to ensure that the integrity of the capital of banks is maintained. In the case of several of the subjects for further work mentioned above, notably investment risk and the consolidated supervision of financial groups, the European Community has undertaken or is undertaking work with similar objectives and close liaison will be maintained.

11. This document is divided into four sections. The first two describe the framework: Section I the constituents of capital and Section II the risk weighting system. Section III deals with the target standard ratio; and Section IV with transitional and implementing arrangements.

I.       THE CONSTITUENTS OF CAPITAL

         (a)      Core capital (basic equity)

12. The Committee considers that the key element of capital on which the main emphasis should be placed is equity capital(2) and disclosed reserves. This key element of capital is the only element common to all countries' banking systems; it is wholly visible in the published accounts and is the basis on which most market judgments of capital adequacy are made; and it has a crucial bearing on profit margins and a bank's ability to compete. This emphasis on equity capital and disclosed reserves reflects the importance the Committee attaches to securing a progressive enhancement in the quality, as well as the level, of the total capital resources maintained by major banks.(3)

------------------
(2) Issued and fully paid ordinary shares/common stock and non-cumulative perpetual preferred stock (but excluding cumulative preferred stock).

(3) One member country, however, maintains the view that in international definition of capital should be confined in core capital elements and indicated that it would continue to press for the definition to be reconsidered by the Committee in the years ahead.

                                                                         ANNEX A
                                                                    Page 5 of 32

13. Notwithstanding this emphasis, the member countries of the Committee also consider that there are a number of other important and legitimate constituents of a bank's capital base which may be included within the system of measurement (subject to certain conditions set out in sub-section (b) below).

14. The Committee has therefore concluded that capital, for supervisory purposes, should be defined in two tiers in a way which will have the effect of requiring at least 50 per cent of a bank's capital base to consist of a core element comprised of equity capital and published reserves from post-tax retained earnings (tier 1). The other elements of capital (supplementary capital) will be admitted into tier 2 up to an amount equal to that of the core capital. These supplementary capital elements and the particular conditions attaching to their inclusion in the capital base are set out below and in more detail in Annex 1. Each of these elements may be included or not included by national authorities at their discretion in the light of their national accounting and supervisory regulations.

         (b)      Supplementary capital

         (i)      Undisclosed reserves

15. Unpublished or hidden reserves may be constituted in various ways according to differing legal and accounting regimes in member countries. Under this heading are included only reserves which, though unpublished, have been passed through the profit and loss account and which are accepted by the bank's supervisory authorities. They may be inherently of the same intrinsic quality as published retained earnings, but, in the context of an internationally agreed minimum standard, their lack of transparency, together with the fact that many countries do not recognize undisclosed reserves, either as an accepted accounting concept or as a legitimate element of capital, argue for excluding them from the core equity capital element.

         (ii)     Revaluation reserves

                                                                         ANNEX A
                                                                    Page 6 of 32

16. Some countries, under their national regulatory or accounting arrangements, allow certain assets to be revalued to reflect their current value, or something closer to their current value than historic cost, and the resultant revaluation reserves to be included in the capital base. Such revaluations can arise in two ways:

         (a) from a formal revaluation, carried through to the balance sheets of banks' own premises; or

         (b) from a notional addition to capital of hidden values which arise from the practice of holding securities in the balance sheet valued at historic cost.

                  Such reserves may be included within supplementary capital provided that the assets are considered by the supervisory authority to be prudently valued, fully reflecting the possibility of price fluctuations and forced sale.

17. Alternative (b) is relevant to those banks whose balance sheets traditionally include very substantial amounts of equities held in their portfolio at historic cost but which can be, and on occasions are, realized at current prices and used to offset losses. The Committee considers these "latent" revaluation reserves can be included among supplementary elements of capital since they can be used to absorb losses on a going-concern basis, provided they are subject to a substantial discount in order to reflect concerns both about market volatility and about the tax charge which would arise were such gains to be realized. A discount of 55 per cent on the difference between the historic cost book value and market value is agreed to be appropriate in the light of these considerations. The Committee considered, but rejected, the proposition that latent reserves arising in respect of the undervaluation of banks' premises should also be included within the definition of supplementary capital.

         (iii) General provisions/general loan loss reserves

18. General provisions or general loan-loss reserves are created against the possibility of future losses. Where they are not ascribed to particular assets and do not reflect a reduction in the valuation of particular assets, these reserves qualify for inclusion in capital and it has been agreed that they should be counted

                                                                         ANNEX A
                                                                    Page 7 of 32

within tier 2. Where, however, provisions have been created against identified losses or in respect of a demonstrable deterioration in the value of particular assets, they are not freely available to meet unidentified losses which may subsequently arise elsewhere in the portfolio and do not possess an essential characteristic of capital. Such specific or earmarked provisions should therefore not be included in the capital base.

19. The Committee accepts, however, that, in practice, it is not always possible to distinguish clearly between general provisions (or general loan loss reserves) which are genuinely freely available and those provisions which in reality are earmarked against assets already identified as impaired. This partly reflects the present diversity of accounting, supervisory, and, importantly fiscal policies in respect of provisioning and in respect of national definitions of capital. This means, inevitably, that initially there will be a degree of inconsistency in the characteristics of general provisions or general loan-loss reserves included by different member countries within the framework.

20. In the light of these uncertainties, the Committee intends during the transitional period (see paragraphs 45 to 50 below) to clarify the distinction made in member countries between those elements which should conceptually be regarded as part of capital and those which should not qualify. The Committee will aim to develop before the end of 1990 firm proposals applicable to all member countries, so as to ensure consistency in the definition of general provisions and general loan-loss reserves eligible for inclusion in the capital base by the time the interim and final minimum target standards fall to be observed.

21. As a further safeguard, in the event that agreement is not reached on the refined definition of unencumbered resources eligible for inclusion in supplementary capital, where general provisions and general loan-loss reserves may include amounts reflecting lower valuations for assets or latent but unidentified losses present in the balance sheet, the amount of such reserves or provisions that qualify as capital would be phased down so that, at the end of the transitional period, such items would constitute no more than 1.25 percentage points, or exceptionally and temporarily up to 2.0 percentage points, of risk assets within the secondary elements.

                                                                         ANNEX A
                                                                    Page 8 of 32

         (iv)     Hybrid debt capital instruments

22. In this category fall a number of capital instruments which combine certain characteristics of equity and certain characteristics of debt. Each of these has particular features which can be considered to affect its quality as capital. It has been agreed that, where these instruments have close similarities to equity, in particular when they are able to support losses on an on-going basis without triggering liquidation, they may be included in supplementary capital. In addition to perpetual preference shares carrying a cumulative fixed charged, the following instruments, for example, may qualify for inclusion: long-term preferred shares in Canada, titres participatifs and titres subordonnes a duree indeterminee in France, Genussscheine in Germany, perpetual debt instruments in the United Kingdom and mandatory convertible debt instruments in the United States. The qualifying criteria for such instruments are set out in Annex 1.

         (v)      Subordinated term debt

23. The Committee is agreed that subordinated term debt instruments have significant deficiencies as constituents of capital in view of their fixed maturity and inability to absorb losses except in a liquidation. These deficiencies justify an additional restriction on the amount of such debt capital which is eligible for inclusion within the capital base. Consequently, it has been concluded that subordinated term debt instruments with a minimum original term to maturity of over five years may be included within the supplementary elements of capital but only a maximum of 50 per cent of the core capital elements, and subject to adequate amortization arrangements.

         (c)      Deductions from capital

24. It has been concluded that the following deductions should be made from the capital base for the purpose of calculating the risk-weighted capital ratio. The deductions will consist of:

         (i)      goodwill, as a deduction from tier 1 capital elements;

                                                                         ANNEX A
                                                                    Page 9 of 32

         (ii) investments in subsidiaries engaged in banking and financial activities which are not consolidated in national systems. The normal practice will be to consolidate subsidiaries for the purpose of assessing the capital adequacy of banking groups. Where this is not done, deduction is essential to prevent the multiple use of the same capital resources in different parts of the group. The deduction for such investments will be made against the total capital base. The assets representing the investments in subsidiary companies whose capital had been deducted from that of the parent would not be included in total assets for the purposes of computing the ratio.

25. The Committee carefully considered the possibility of requiring deduction of banks' holdings of capital issued by other banks or deposit-taking institutions, whether in the form of equity or of other capital instruments. Several G-10 supervisory authorities currently require such a deduction to be made in order to discourage the banking system as a whole from creating cross-holdings of capital, rather than drawing capital from outside investors. The Committee is very conscious that such double-gearing (or "double-leveraging") can have systematic dangers for the banking system by making it more vulnerable to the rapid transmission of problems from one institution to another and some members consider these dangers justify a policy of full deduction of such holdings.

26. Despite these concerns, however, the Committee as a whole is not presently in favor of a general policy of deducting all holdings of other banks' capital, on the grounds that to do so could impede certain significant and desirable changes taking place in the structure of domestic banking systems.

27. The Committee has nonetheless agreed that:

         (a) individual supervisory authorities should be free at their discretion to apply a policy of deduction, either for all holdings of other banks' capital, or for holdings which exceed material limits in relation to the holding bank's capital or the issuing bank's capital, or on a case-by-case basis;

                                                                         ANNEX A
                                                                   Page 10 of 32


         (b) where no deduction is applied, banks' holdings of other banks' capital instruments will bear a weight of 100 per cent;

         (c) in applying these policies, member countries consider that reciprocal cross-holdings of bank capital designed artificially to inflate the capital position of the banks concerned should not be permitted;

         (d) the Committee will closely monitor the degree of double-gearing in the international banking system and does not preclude the possibility of introducing constraints at a later date. For this purpose, supervisory authorities intend to ensure that adequate statistics are made available to enable them and the Committee to monitor the development of banks' holdings of other banks' equity and debt instruments which rank as capital under the present agreement.

II.      THE RISK WEIGHTS

28. The Committee considers that a weighted risk ratio in which capital is related to different categories of asset or off-balance-sheet exposure, weighted according to broad categories of relative riskiness, is the preferred method for assessing the capital adequacy of banks. This is not to say that other methods of capital measurement are not also useful, but they are considered by the Committee to be supplementary to the risk weight approach. The Committee believes that a risk ratio has the following advantages over the simpler gearing ratio approach:

         (i) it provides a fairer basis for making international comparisons between banking systems whose structures may differ;

         (ii) it allows off-balance-sheet exposures to be incorporated more easily into the measure;

         (iii) it does not deter banks from holding liquid or other assets which carry low risk.

                                                                         ANNEX A
                                                                   Page 11 of 32


29. The framework of weights has been kept as simple as possible and only five weights are used - 0, 10, 20, 50 and 100 per cent. There are inevitably some broad-brush judgments in deciding which weight should apply to different types of asset and the weightings should not be regarded as a substitute for commercial judgment for purposes of market pricing of the different instruments.

30. The weighting structure is set out in detail in Annexes 2 and 3. There are six aspects of the structure to which attention is particularly drawn.

         (i)      Categories of risk captured in the framework

31. There are many different kinds of risks against which banks' managements need to guard. For most banks the major risk is credit risk, that is to say the risk of counterparty failure, but there are many other kinds of risk - for example, investment risk, interest rate risk, exchange rate risk, concentration risk. The central focus of this framework is credit risk and, as a further aspect of credit risk, country transfer risk. In addition, individual supervisory authorities have discretion to build in certain other types of risk. Some countries, for example, will wish to retain a weighting for open foreign exchange positions or for some aspects of investment risk. No standardization has been attempted in the treatment of these other kinds of risk in the framework at the present stage.

32. The Committee considered the desirability of seeking to incorporate additional weightings to reflect the investment risk in holdings of fixed rate domestic government securities - one manifestation of interest rate risk which is of course present across the whole range of a bank's activities, on and off the balance sheet. For the present, it was concluded that individual supervisory authorities should be free to apply either a zero or a low weight to claims on the domestic government (e.g. 10 per cent for all securities or 10 per cent for those maturing in under one year and 20 per cent for one year and over). All members agreed, however, that interest rate risk generally required further study and that if, in due course, further work made it possible to develop a satisfactory method of measurement for this aspect of risk for the business as a whole, consideration should be given to applying some appropriate control along side this credit risk framework. Work is already under way to explore the possibilities in this regard.

         (ii)     Country transfer risk

                                                                         ANNEX A
                                                                   Page 12 of 32

33. In addressing country transfer risk, the Committee has been very conscious of the difficulty of devising a satisfactory method for incorporating country transfer risk into the framework of measurement. In its earlier, consultative, paper two alternative approaches were put forward for consideration and comment. These were, firstly, a simple differentiation between claims on domestic institutions (central government, official sector and banks) and claims on all foreign countries; and secondly, differentiation on the basis of an approach involving the selection of a defined grouping of countries considered to be of high credit standing.

34. The comments submitted to the Committee by banks and banking associations in G-10 countries during the consultative period were overwhelmingly in favor of the second alternative. In support of this view, three particular arguments were strongly represented to the Committee. Firstly, it was stressed that a simple domestic/foreign split effectively ignores the reality that transfer risk varies greatly between different countries and that this risk is of sufficient significance to make it necessary to ensure that broad distinctions in the credit standing of industrialized and non-industrialized countries should be made and captured in the system of measurement, particularly one designed for international banks. Secondly, it was argued that the domestic/foreign split does not reflect the global integration of financial markets and the absence of some further refinement would discourage international banks from holding securities issued by central governments of major foreign countries as liquid cover against their Euro-currency liabilities. To that extent a domestic foreign approach would run counter to an important objective of the risk weighting framework, namely that it should encourage prudent liquidity management. Thirdly, and most importantly, the member states of the European Community are firmly committed to the principle that all claims on banks, central governments and the official sector within European Community countries should be treated in the same way. This means that, where such a principle is put into effect, there would be an undesirable asymmetry in the manner in which a domestic/foreign split was applied by the seven G-10 countries which are members of the Community compared with the manner in which it was applied by the non-Community countries.

                                                                         ANNEX A
                                                                   Page 13 of 32

35. In the light of these arguments, the Committee has concluded that a defined group of countries should be adopted as the basis for applying differential weighting coefficients, and that this group should be full members of the OECD or countries which have concluded special lending arrangements with the IMF associated with the Fund's General Arrangements to Borrow. This group of countries is referred to as the OECD in the rest of the report.

36. This decision has the following consequences for the weighting structure. Claims on central governments within the OECD will attract a zero weight (or a low weight if the national supervisory authority elects to incorporate interest rate risk); and claims on OECD non-central government public-sector entities will attract a low weight (see (iii) below). Claims on central governments and central banks outside the OECD will also attract a zero weight (or a low weight if the national supervisory authority elects to incorporate investment risk), provided such claims are denominated in the national currency and funded by liabilities in the same currency. This reflects the absence of risks relating to the availability and transfer of foreign exchange on such claims.

37. As regards the treatment of interbank claims, in order to preserve the efficiency and liquidity of the international interbank market there will be no differentiation between short-term claims on banks incorporated within or outside the OECD. However, the Committee draws a distinction between, on the one hand, short-term placements with other banks which is an accepted method of managing liquidity in the interbank market and carries a perception of low risk and, on the other, longer-term cross-border loans to banks which are often associated with particular transactions and carry greater transfer and/or credit risks. A 20 per cent weight will therefore be applied to claims on all banks, wherever incorporated, with a residual maturity of up to and including one year; longer-term claims on OECD incorporated banks will be weighted at 20 per cent; and longer-term claims on banks incorporated outside the OECD will be weighted at 100 per cent.

         (iii) Claims on non-central-government, public-sector entities (PSEs)

                                                                         ANNEX A
                                                                   Page 14 of 32

38. The Committee concluded that it was not possible to settle on a single common weight that can be applied to all claims on domestic public-sector entities below the level of central government (e.g. states, local authorities, etc.), in view of the special character and varying creditworthiness of these entities in different member countries. The Committee therefore opted to allow discretion to each national supervisory authority to determine the appropriate weighting factors for the PSEs within that country. In order to preserve a degree of convergence in the application of such discretion, the Committee agreed that the weights ascribed in this way should be 0, 10, 20 or 50 per cent for domestic PSEs but that PSEs in foreign countries within the OECD should attract a standard 20 per cent weight. These arrangements will be subject to review by the Committee in pursuit of further convergence towards common weights and consistent definitions in member countries and in the light of decisions to be taken within the European Community on the specification of a common solvency ratio for credit institutions.

                  Commercial companies owned by the public sector will attract a uniform weight of 100 per cent inter alia in order to avoid competitive inequality vis-a-vis similar private sector commercial enterprises.

         (iv)     Collateral and guarantees

39. The framework recognizes the importance of collateral in reducing credit risk, but only to a limited extent. In view of the varying practices among banks in different countries for taking collateral and different experiences of the stability of physical or financial collateral values, it has not been found possible to develop a basis for recognizing collateral generally in the weighting system. The more limited recognition of collateral will apply only to loans secured against cash or against securities issued by OECD central governments and specified multilateral development banks. These will attract the weight given to the collateral (i.e. a zero or a low weight). Loans partially collateralised by these assets will also attract the equivalent low weights on that part of the loan which is fully collateralised.

                                                                         ANNEX A
                                                                   Page 15 of 32

40. As regards loans or other exposures guaranteed by third parties, the Committee has agreed that loans guaranteed by OECD central governments, OECD public sector entities, or OECD incorporated banks will attract the weight allocated to a direct claim on the guarantor (e.g. 20 per cent in the case of banks). Loans guaranteed by non OECD incorporated banks will also be recognized by the application of a 20 per cent weight but only where the underlying transaction has a residual maturity not exceeding one year. The Committee intends to monitor the application of this latter arrangement to ensure that it does not give rise to inappropriate weighting of commercial loans. In the case of loans covered by partial guarantees, only that part of the loan which is covered by the guarantee will attract the reduced weight. The contingent liability assumed by banks in respect of guarantees will attract a credit conversion factor of 100 per cent (see sub-section (vi) below).

         (v)      Loans secured on residential property

41. Loans fully secured by mortgage on occupied residential property have a very low record of loss in most countries. The framework will recognize this by assigning a 50 per cent weight to loans fully secured by mortgage on residential property which is rented or is (or is intended to be) occupied by the borrower. In applying the 50 per cent weight, the supervisory authorities will satisfy themselves, according to their national arrangements for the provision of housing finance, that this concessionary weight is applied restrictively for residential purposes and in accordance with strict prudential criteria. This may mean, for example, that in some member countries the 50 per cent weight will only apply to first mortgages creating a first charge on the property; and that in other member countries it will only be applied where strict, legally-based, valuation rules ensure a substantial margin of additional security over the amount of the loan. The 50 per cent weight will specifically not be applied to loans to companies engaged in speculative residential building or property development. Other collateral will not be regarded as justifying the reduction of the weightings that would otherwise apply.(4)

------------------
(4) One member country feels strongly that the lower weight should also apply to other loans secured by mortgages on domestic property, provided that the amount of the loan does not exceed 60 per cent of the value of the property as calculated according to strict legal valuation criteria.

                                                                         ANNEX A
                                                                   Page 16 of 32

transitional period of some four-and-a-half years for any necessary adjustment by banks who need time to build up to those levels. The Committee fully recognizes that the transition from existing, sometimes long-established, definitions of capital and methods of measurement towards a new internationally agreed standard will not necessarily be achieved easily or quickly.

IV       TRANSITIONAL AND IMPLEMENTING ARRANGEMENTS

         (i)      Transition

45. Certain transitional arrangements have been agreed upon to ensure that there are sustained efforts during the transitional period to build up individual banks' ratios towards the ultimate target standard; and to facilitate smooth adjustment and phasing in of the new arrangements within a wide variety of existing supervisory systems.

46. The transitional period will be from the date of this paper to the end of 1992, by which latter date all banks undertaking significant cross-border business will be expected to meet the standard in full (see paragraph 50 below). In addition, there will be an interim standard to be met by the end of 1990 (see paragraph 49 below).

47. Initially no formal standard or minimum level will be set. It is the general view of the Committee, however, that every encouragement should be given to those banks whose capital levels are at the low end of the range to build up their capital as quickly as possible and the Committee expects there to be no erosion of existing capital standards in individual member countries' banks. Thus, during the transitional period, all banks which need to improve capital levels up to the interim and final standards should not diminish even temporarily their current capital levels (subject to the fluctuations which can occur around the time new capital is raised). A level of 5 per cent attained by application of the framework and transitional arrangements is considered by some countries to be a reasonable yardstick for the lower capitalized banks to seek to attain in the short term. Individual member countries will, of course, be free to set, and announce, at the outset of the transitional period the level from which they would expect all their banks to move towards the interim and final target standard. In order to assess and compare progress during the initial period of adjustment to end-1990 in a manner which takes account both of existing supervisory systems and the new

                                                                         ANNEX A
                                                                   Page 17 of 32

arrangements the Committee and individual supervisory authorities will initially apply the basis of measurement set out in paragraph 48 below.

48. In measuring the capital position of banks at the start of the transitional period, a proportion of the core capital may be made up of supplementary elements up to a maximum of 25 per cent of core capital elements, reducing to 10 per cent by end-1990. In addition, throughout the transitional period up to end-1992, subject to more restrictive policies which individual authorities may wish to apply, term subordinated debt may be included without limit as a constituent of supplementary elements and the deduction from tier 1 capital elements in respect of goodwill may be waived.

49. At end-1990 there will be an interim minimum standard of 7.25 per cent of which at least half should be core capital. However, between end-1990 and end-1992 up to 10 per cent of the required core elements may be made up of supplementary elements. This means, in round figure, a minimum core capital element of 3.6 per cent of which tier 1 elements should total at least 3.25 per cent, is to be achieved by the end of 1990. In addition, from end-1990, general loan loss reserves or general provisions which include amounts reflecting lower valuations of assets or latent but unidentified losses present in the balance sheet will be limited to 1.5 percentage points, or exceptionally up to 2.0(5) percentage points, of risk assets within supplementary elements.

50. At end-1992 the transitional period ends. The minimum standard will then be 8 per cent, of which core capital (tier 1, equity and reserves) will be at least 4 per cent, supplementary elements no more than core capital and term subordinated debt within supplementary elements no more than 50 per cent of tier
1. In addition, general loan loss reserves or general provisions (having the characteristics described in paragraph 49) will be limited at end-1992 to 1.25

------------------
(5) These limits would only apply in the event that no agreement is reached on a consistent basis for including unencumbered provisions or reserves in capital (see paragraphs 20 and 21).

                                                                         ANNEX A
                                                                   Page 18 of 32

percentage points, or exceptionally and temporarily up to 2.0(6) percentage points, within supplementary elements.

                  For ease of reference, the arrangements described in paragraphs 45 to 50 are summarized in a table at Annex 4.

         (ii)     Implementation

51. The arrangements described in this document will be implemented at national level at the earliest possible opportunity. Each country will decide the way in which the supervisory authorities will introduce and apply these recommendations in the light of their different legal structures and existing supervisory arrangements. In some countries, changes in the capital regime may be introduced, after consultation, relatively speedily without the need for legislation. Other countries may employ more lengthy procedures, and in some cases these may require legislation. In due course the member states of the European Community will also need to ensure that their own domestic regulations are compatible with the Community's own legislative proposals in this field. None of these factors needs result in any inconsistency in the timing of implementation among member countries. For example, some countries may apply the framework in this report, formally or informally, in parallel with their existing system, certainly during the initial period of transition. In this way banks can be assisted to start the necessary process of adjustment in good time before substantive changes in national systems are formally introduced.


July 1988

------------------
(6) These limits would only apply in the event that no agreement is reached on a consistent basis for including unencumbered provisions or reserves in capital (see paragraphs 20 and 21).

                                                                         ANNEX A
                                                                   Page 19 of 32

                                                                         ANNEX 1


               Definition of capital included in the capital base
                       (To apply at end-1992 - see Annex 4
                         for transitional arrangements)



A.       Capital elements

         Tier 1   (a)      Paid-up share capital/common stock
                  (b)      Disclosed reserves

         Tier 2   (a)      Undisclosed reserves
                  (b)      Asset revaluation reserves
                  (c)      General provisions/general loan loss reserves
                  (d)      Hybrid (debt/equity) capital instruments
                  (e)      Subordinated term debt

                  The sum of Tier 1 and Tier 2 elements will be eligible for inclusion in the capital base, subject to the following limits.

B.       Limits and restrictions

         (i) The total of Tier 2 (supplementary) elements will be limited to a maximum of 100 per cent of the total of Tier 1 elements;

         (ii) subordinated term debt will be limited to a maximum of 50 per cent of Tier 1 elements;

                                                                         ANNEX A
                                                                   Page 20 of 32

         (iii) where general provisions/general loan loss reserves include amounts reflecting lower valuations of asset or latent but unidentified losses present in the balance sheet, the amount of such provisions or reserves will be limited to a maximum of
                  1.25 percentage points, or exceptionally and temporarily up to
                  2.0 percentage points, of risk assets;(7)

         (iv) asset revaluation reserves which take the form of latent gains on unrealized securities (see below) will be subject to a discount of 55 per cent.
C.       Deductions from the capital base

From Tier 1:      Goodwill

From total
capital:          (i)      Investments in unconsolidated banking and financial
                           subsidiary companies.

         N.B. The presumption is that the framework would be applied on a consolidated basis to banking groups.

                  (ii) Investments in the capital of other banks and financial institutions (at the discretion of national authorities).

D.       Definition of capital elements

------------------
(7) This limit would only apply in the event that no agreement is reached on a consistent basis for including unencumbered provisions or reserves in capital (see paragraphs 20 and 21).

                                                                         ANNEX A
                                                                   Page 21 of 32

(i) Tier 1: includes only permanent shareholders' equity (issued and fully paid ordinary shares/common stock and perpetual non-cumulative preference shares) and disclosed reserves (created or increased by appropriations of retained earnings or other surplus, e.g. share premiums, retained profit,(8) general reserves and legal reserves). In the case of consolidated accounts, this also includes minority interests in the equity of subsidiaries which are less than wholly owned. This basic definition of capital excludes revaluation reserves and cumulative preference shares.

(ii) Tier 2: (a) undisclosed reserves are eligible for inclusion within supplementary elements provided these reserves are accepted by the supervisor. Such reserves consist of that part of the accumulated after-tax surplus of retained profits which banks in some countries may be permitted to maintain as an undisclosed reserve. Apart from the fact that the reserve is not identified in the published balance sheet, it should have the same high quality and character as a disclosed capital reserve; as such, it should not be encumbered by any provision or other known liability but should be freely and immediately available to meet unforeseen future losses. This definition of undisclosed reserves excludes hidden values arising from holdings of securities in the balance sheet at below current market prices (see below).

                  (b) Revaluation reserves arise in two ways. Firstly, in some countries, banks (and other commercial companies) are permitted to revalue fixed assets, normally their own premises, from time to time in line with the change in market values. In some of these countries the amount of such revaluations is determined by law. Revaluations of this kind are reflected on the face of the balance sheet as a revaluation reserve.

                  Secondly, hidden values or "latent" revaluation reserves may be present as a result of long-term holdings of equity securities valued in the balance sheet at the historic cost of acquisition.

------------------
(8) Including, at national discretion, allocations to or from reserve during the course of the year from current year's retained profit.

                                                                         ANNEX A
                                                                   Page 22 of 32

                  Both types of revaluation reserve may be included in Tier 2 provided that the assets are prudently valued, fully reflecting the possibility of price fluctuation and forced sale. In the case of "latent" revaluation reserves a discount of 55 per cent will be applied to the difference between historic cost book value and market value to reflect the potential volatility of this form of unrealized capital and the notional tax charge on it.

                  (c) General provisions/general loan loss reserves: provisions or loan loss reserves held against future, presently unidentified losses are freely available to meet losses which subsequently materialize and therefore qualify for inclusion within supplementary elements. Provisions ascribed to impairment of particular assets or known liabilities should be excluded. Furthermore, where general provisions/general loan loss reserves include amounts reflecting lower valuations of assets or latent but unidentified losses already present in the balance sheet, the amount of such provisions or reserves eligible for inclusion will be limited to a maximum of 1.25 percentage points, or exceptionally and temporarily up to 2.0 percentage points.(9)

                  (d) Hybrid (debt/equity) capital instruments. This heading includes a range of Instruments which combine characteristics of equity capital and of debt. Their precise specifications differ from country to country, but they should meet the following requirements:

                  -        they are unsecured, subordinated and fully paid-up;

                  - they are not redeemable at the initiative of the holder or without the prior consent of the supervisory authority;

                  - they are available to participate in losses without the bank being obliged to cease trading (unlike conventional subordinated debt);

------------------
(9) This limit would apply in the event that no agreement is reached on a consistent basis for including unencumbered provisions or reserves in capital (see paragraphs 20 and 21).

                                                                         ANNEX A
                                                                   Page 23 of 32

                  - although the capital instrument may carry an obligation to pay interest that cannot permanently be reduced or waived (unlike dividends on ordinary shareholders' equity), it should allow service obligations to be deferred (as with cumulative preference shares) where the profitability of the bank would not support payment.

                  Cumulative preference shares, having these characteristics, would be eligible for inclusion in this category. In addition, the following are examples of instruments that may be eligible for inclusion: long-term preferred shares in Canada, titres participatifs and titres subordonnes a duree indeterminee in France. Cenusscheine in Germany, perpetual subordinated debt and preference shares in the United Kingdom and mandatory convertible debt instruments in the United States. Debt capital instruments which do not meet these criteria may be eligible for inclusion in item (e).

                  (e) Subordinated term debt: includes conventional unsecured subordinated debt capital instruments with a minimum original fixed term to maturity of over five years and limited life redeemable preference shares. During the last five years to maturity, a cumulative discount (or amortization) factor of 20 per cent per year will be applied to reflect the diminishing value of these instruments as a continuing source of strength. Unlike instruments included in item (d) , these instruments are not normally available to participate in the losses of a bank which continues trading. For this reason these instruments will be limited to a maximum of 50 per cent of Tier 1.

                                                                         ANNEX A
                                                                   Page 24 of 32

                                                                         ANNEX 2

               Risk weights by category of on-balance-sheet asset

0%                (a)      Cash(10)

                  (b) Claims on central governments and central banks denominated in national currently funded in that currency

                  (c) Other claims on OECD(11) central governments(12) and central banks

                  (d)      Claims collateralised by cash or OECD
                           central-government securities(13) or guaranteed by OECD central governments(14)

------------------
(10) Includes (at national discretion) gold bullion held in own vaults or on an allocated basis to the extent backed by bullion liabilities.

(11) The OECD comprises countries which are full members of the OECD or which have concluded special lending arrangements with the IMF associated with the Fund's General Arrangements to Borrow.

(12) Some member countries intend to apply weights to securities issued by OECD central governments to take account of investment risk. These weights would, for example, be 10 per cent for all securities or 10 per cent for those maturing in up to one year and 20 per cent for those maturing in over one year.

(13) Some member countries intend to apply weights to securities issued by OECD central governments to take account of investment risk. These weights would, for example, be 10 per cent for all securities or 10 per cent for those maturing in up to one year and 20 per cent for those maturing in over one year.

(14) Commercial loans partially guaranteed by these bodies will attract equivalent low weights on that part of the loan which is fully covered. Similarly, loans partially collateralised by cash or securities issued by OECD central governments and multilateral development banks will attract low weights on that part of the loan which is fully covered.

                                                                         ANNEX A
                                                                   Page 25 of 32

0, 10,20          (a)      Claims on domestic public-sector entities, excluding
or 50%                     central government, and loans guaranteed(15) by such
(at national               entities
discretion)

20%               (a)      Claims on multilateral development banks (IBRD, IADB,
                           AsDB, AfDB, EIB)

                  (b) Claims on banks incorporated in the OECD and loans guaranteed(16) by OECD incorporated banks

                  (c) Claims on banks incorporated in countries outside the OECD with a residual maturity of up to one year and loans with a residual maturity of up to one year guaranteed by banks incorporated in countries outside the OECD

                  (d) Claims on non-domestic OECD public-sector entities, excluding central government, and loans guaranteed(17) by such entities

------------------

(15) Commercial loans partially guaranteed by these bodies will attract equivalent low weights on that part of the loan which is fully covered. Similarly, loans partially collateralised by cash or securities issued by OECD central governments and multilateral development banks will attract low weights on that part of the loan which is fully covered.

(16) Claims on other multilateral development banks in which C-10 countries are shareholding members may, at national discretion, also attract a 20 per cent weight.

(17) Commercial loans partially guaranteed by these bodies will attract equivalent low weights on that part of the loan which is fully covered. Similarly, loans partially collateralised by cash or securities issued by OECD central governments and multilateral development banks will attract low weights on that part of the loan which is fully covered.

                                                                         ANNEX A
                                                                   Page 26 of 32


                  (e)      Cash items in process of collection

50%               (a)      Loans fully secured by mortgage on residential
                           property that is or will be occupied by the borrower or that is rented

100%              (a)      Claims on the private sector

                  (b) Claims on banks incorporated outside the OECD with a residual maturity of over one year

                  (c) Claims on central governments outside the OECD (unless denominated in national currency - and funded in that currency - see above)

                  (d) Claims on commercial companies owned by the public sector

                  (e)      Premises, plant and equipment and other fixed assets

                  (f) Real estate and other investments (including non-consolidated investment participations in other companies)

                  (g) Capital instruments issued by other banks (unless deducted from capital)

                  (h)      All other assets

                                                                         ANNEX A
                                                                   Page 27 of 32

                                                                         ANNEX 3

                           Credit conversion factors for off-balance-sheet items

                  The framework takes account of the credit risk on off-balance-sheet exposures by applying credit conversion factors to the different types of off-balance-sheet instrument or transaction. With the exception of foreign exchange and interest rate related contingencies, the credit conversion factors are set out in the table below. They are derived from the estimated size and likely occurrence of the credit exposure, as well as the relative degree of credit risk as identified in the Committee's paper. "The management of banks' off-balance-sheet exposures: a supervisory perspective" issued in March 1986. The credit conversion factors would be multiplied by the weights applicable to the category of the counterparty for an on-balance-sheet transaction (see Annex 2).

                                   Instruments

                                                                                  Credit conversion
                                                                                       factors

1.       Direct credit substitutes, e.g. general guarantees of indebtedness
         (including standby) letters of credit serving as financial guarantees for loans and securities) and acceptances (including endorsements with the character of
         acceptances)                                                                   100%

2.       Certain transaction-related contingent items (e.g. performance bonds, bid bonds, warranties and standby letters of credit related to particular
         transactions)                                                                   50%

3.       Short-term self-liquidating trade-related
         contingencies (such as documentary credits
         collateralised by the underlying shipments)                                     20%

                                                                         ANNEX A
                                                                   Page 28 of 32

4.       Sale and repurchase agreements and asset sales with recourse,(18) where
         the credit risk remains with the bank                                   100%

5.       Forward asset purchases, forward deposits and partly-paid shares and
         securities,(19) which represent commitments with certain drawdown       100%

6.       Note issuance facilities and revolving under- writing facilities         50%

7.       Other commitments (e.g. formal standby facilities and credit lines)
         with an original(20) maturity of over one year                           50%

(18) These items are to be weighted according to the type of asset and not according to the type of counterparty with whom the transaction has been entered into Reverse _____ (i.e. purchase and resale agreements, where the bank is the receiver of the asset) are to be treated as collateralised loans, reflecting the economic reality of the transaction. The risk is therefore to be measured as an exposure on the counter. Where the asset temporarily acquired is a security which attracts a preferential risk weighting, this would be recognized as collateral and the risk weighting would be reduced accordingly.

(19) These items are to be weighted according to the type of asset and not according to the type of counterparty with whom the transaction has been entered into Reverse _____ (i.e. purchase and resale agreements, where the bank is the receiver of the asset) are to be treated as collateralised loans, reflecting the economic reality of the transaction. The risk is therefore to be measured as an exposure on the counter. Where the asset temporarily acquired is a security which attracts a preferential risk weighting, this would be recognized as collateral and the risk weighting would be reduced accordingly.

(20)     But see footnote 5 in the main text.

                                                                         ANNEX A
                                                                   Page 29 of 32


8.       Similar commitments with an original(21)
         maturity of up to one year, or
         which can be unconditionally
         cancelled at any time                                            0%

(N.B. Member countries will have some limited discretion to allocate particular instruments into items 1 to 8 above according to the characteristics of the instrument in the national market.)

Foreign exchange and interest rate related contingencies

                  The treatment of foreign exchange and interest rate related items needs special attention because banks are not exposed to credit risk for the full face value of their contracts, but only to the potential cost of replacing the cash flow (on contracts showing positive value) if the counterparty defaults. The credit equivalent amounts will depend inter alia on the maturity of the contract and on the volatility of the rates underlying that type of instrument.

                  Despite the wide range of different instruments in the market, the theoretical basis for assessing the credit risk on all of them has been the same. It has consisted of an analysis of the behavior of matched pairs of swaps under different volatility assumptions. Since exchange rate contracts involve an exchange of principal on maturity, as well as being generally more volatile, higher conversion factors are proposed for those instruments which feature exchange rate risk. Interest rate contracts(22) are defined to include single-currency interest rate swaps, basis swaps, forward rate agreements, interest rate futures, interest rate options purchased and similar instruments. Exchange rate contracts(23) include

(21)     But see footnote 5 in the main text.

(22) Instruments traded on exchanges may be excluded where they are subject to daily margining requirements. Options purchased over the counter are included with the same conversion factors as other instruments, but this decision might be reviewed in the light of future experience.

(23) Instruments traded on exchanges may be excluded where they are subject to daily margining requirements. Options purchased over the counter are included with the same conversion factors as other instruments, but this decision might be reviewed in the light of future experience.

                                                                         ANNEX A
                                                                   Page 30 of 32

cross-currency interest rate swaps, forward foreign exchange contracts, currency futures, currency options purchased and similar instruments. Exchange rate contracts with an original maturity of 14 calendar days or less are excluded.

                  A majority of G-10 supervisory authorities are of the view that the best way to assess the credit risk on these items is to ask banks to calculate the current replacement cost by marking contracts to market, thus capturing the current exposure without any need for estimation, and then adding a factor (the "add-on") to reflect the potential future exposure over the remaining life of the contract. It has been agreed that, in order to calculate the credit equivalent amount of its off-balance-sheet interest rate and foreign exchange rate instruments under this current exposure method, a bank would sum:

                  - the total replacement cost (obtained by "marking to market") of all its contracts with positive value and

                  - an amount for potential future credit exposure calculated on the basis of the total notional principal amount of its book, split by residual maturity as follows:

                           Residual maturity    Interest Rate     Exchange
                           Rate                   Contracts       Contracts
                           Less than one year        nil             1.0%
                           One year and over        0.5%             5.0%

                  No potential credit exposure would be calculated for single currency/floating interest rate swaps; the credit exposure on these contracts would be evaluated solely on the basis of their mark to market value.

                  A few G-10 supervisors believe that this two-step approach, incorporating a "mark to market" element, is not consistent with the remainder of the capital framework. They favor a simpler method whereby the potential credit exposure is estimated against each type of contract and a notional capital weight allotted, no matter what the market value of the contract might be at a particular

                                                                         ANNEX A
                                                                   Page 31 of 32

reporting date. It has therefore been agreed supervisory authorities should have discretion(24) to apply the alternative method of calculation described below, in which credit conversion factors are derived without reference to the current market price of the instruments. In deciding on what those notional credit conversion factors should be, it has been agreed that a slightly more cautious bias is justified since the current exposure is not being calculated on a regular basis.

                  In order to arrive at the credit equivalent amount using this original exposure method, a bank would simply apply one of the following two sets of conversion factors to the notional principal amounts of each instrument according to the nature of the instrument and its maturity:

                      Maturity(25)             Interest Rate      Exchange Rate
                                                 Contracts           Contracts

                  Less than one year                0.5%               2.0%

                  One year and less
                    than two years                  1.0%               5.0%
                                                                  (i.e. 2% + 3%)
                  For each additional year          1.0%               3.0%

                  It is emphasized that the above conversion factors, as well as the "additions" for the current exposure method, should be regarded as provisional and may be subject to amendment as a result of changes in the volatility of exchange rates and interest rates.

(24) Some national authorities may permit individual banks to choose which method to adopt, it being understood that once a bank had chose to apply the current exposure method, it would not be allowed to switch back to the original exposure method.

(25) For interest rate contracts, there is national discretion as to whether the conversion factors are to be based on original or residual maturity for exchange rate contracts, the conversion factors are to be calculated according to the original maturity of the instrument.

                                                                         ANNEX A
                                                                   Page 32 of 32

                                                                         ANNEX 4


                            TRANSITIONAL ARRANGEMENTS


                                     Initial                           End-1990                    End-1992

1. Minimum standard            The level prevailing at                   7.25%                        8.0%
                                     end-1987

2. Measurement formula         Core elements plus 100%          Core elements plus 100%       Core elements plus 100%
                                                                  (3.625% plus 3.624%)            (4% plus 4%)

3. Supplementary elements      Maximum 25% of total              Maximum 10% of total
   included in core                   core                         core (i.e. 0.36%)                   None

4. Limit on general loan loss        No limit                  1.5 percentage points, or         1.25 percentage points,
   reserves in supplementary                                   exceptionally up to 2.0           or exceptionally and
   elements*                                                   percentage points                 temporarily up to 2.0
                                                                                                 percentage points

5. Limit on term subordinated
   debt in supplementary        No limit (at discretion)          No limit (at discretion)       Maximum of 50% of
   elements                                                                                           Tier 1

6. Deduction for goodwill         Deducted from Tier 1             Deducted from Tier 1          Deducted from Tier 1
                                    (at discretion)                     (at discretion)





------------------------------------------------

* This limit would only apply in the event that no agreement is reached on a consistent basis for including unencumbered provisions or reserves in capital (see paragraphs 20 and 21).

                                                                      SCHEDULE 1
                                                                     Page 1 of 4


                     FORM OF REQUEST FOR DISBURSEMENT (LOAN)

                          (See Sections 3.02 and 6.06)

                            [MSF HOLDING LETTERHEAD]

                                                                          [Date]

International Finance Corporation
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America

Attention:  [Director, Latin America and the Caribbean Department]

Ladies and Gentlemen:

                               Investment No. 8354
                     Request for Loan Disbursement No. [ ]*


1. Please refer to the Investment Agreement (as amended from time to time, the "Investment Agreement") dated April 27, 1998 and amended and restated as of September 29, 1998 among MSF Holding Ltd., Medical Systems Finance S.A., Estolur, S.A., Healthcare Systems Finance S.A., Sistemas Financieros S.A. and International Finance Corporation ("IFC"). Terms defined in the Investment Agreement have their defined meanings whenever used in this request.

2. The Co-Borrowers irrevocably request the disbursement on ____________, 19__ (or as soon as practicable thereafter) of the amount of ____________ (____________) under the Loan (the "Disbursement") in accordance with the provisions of Section 3.02 of the Investment Agreement. You are requested to pay such amount to the account in [New York] of [Name of Company], Account No. ____________ at [Name and Address of Bank].


*        Each to be numbered in series.

                                                                      SCHEDULE 1
                                                                     Page 2 of 4


3. There is enclosed a signed, stamped, but undated receipt for the amount of the Disbursement. The Co-Borrowers authorize IFC to date such receipt with the date of actual disbursement by IFC.

4. For the purpose of Sections 6.02 and 6.03 of the Investment Agreement, each of the Co-Borrowers further certifies as follows:

         (a) no Event of Default and no Potential Event of Default has occurred and is continuing;

         (b) the proceeds of the Disbursement are at the date of this request needed by the Co-Borrowers for the purpose of the Project, or will be needed for such purpose within six (6) months of such date;

         (c) since April 27, 1998 nothing has occurred which might materially and adversely affect the carrying out of the Project or any of the Co-Borrower's or DVI's business prospects or financial condition, or make it improbable that any of the Co-Borrowers will be able to fulfill any of its obligations under the Investment Agreement;

         (d) since April 27, 1998 none of the Co-Borrowers has incurred any material loss or liability (except such liabilities as may be incurred by such Co-Borrower in accordance with Sections 7.02, 7.03 and 7.04 of the Investment Agreement);

         (e) the representations and warranties made in Article V of the Investment Agreement are true on the date of this request and will be true on the date of Disbursement with the same effect as if such representations and warranties had been made on and as of each such date (but in the case of Section 5.01(c), without the words in parenthesis);

         (f) the proceeds of that Disbursement are not in reimbursement of, or to be used for, expenditures in the territories of any country which is not a member of IFC or the World Bank or for goods produced in or services supplied from any such country;

                                                                      SCHEDULE 1
                                                                     Page 3 of 4



         (g) after giving effect to the Disbursement, none of the Co-Borrowers will be in violation of:

                  (i) its Memorandum and Articles of Association, Estatutos or other organizational documents;

                  (ii) any provision contained in any document to which such Co-Borrower is a party (including the Investment Agreement) or by which such Co-Borrower is bound; or

                  (iii) any law, rule or regulation, directly or indirectly, limiting or otherwise restricting such Co-Borrower's borrowing power or authority or its ability to borrow; and

         (h) (without limiting the generality of subsection (g) above) after taking account of the amount of that Disbursement MSF Holding shall be in compliance with the Capital Adequacy Ratio (on a consolidated basis);

         (i) such Disbursement is made pro rata with the disbursement of any other senior loan forming part of the Financial Plan;

         (j) the IFC/FMO Security has been duly created and registered as first priority or first ranking security interests in all assets subject to the Security Agreements;

         (k) the Co-Borrowers have perfected and registered first priority security interests in favor of IFC and FMO over Lease/Loan Receivables such that the Loan to Collateral Value Ratio is no more than 95%; and

         (l) after giving effect to the Disbursement, the aggregate amount outstanding under the Loan will not exceed the lesser of (i) the Advance Rate, or (ii) the Current Net Equipment Investment Cost.

                                                                      SCHEDULE 1
                                                                     Page 4 of 4



         The above certifications are effective as of the date of this Request for Disbursement and shall continue to be effective as of the date of the Disbursement. If any of these certifications is no longer valid as of or prior to the date of the requested Disbursement, each of the Co-Borrowers undertakes to immediately notify IFC.


                                            Yours truly,

                                            MSF HOLDING LTD.

                                            By ________________________
                                               Authorized Representative

Copy to:  Manager, Accounting Division
          International Finance Corporation

                                                                      SCHEDULE 2
                                                                     Page 1 of 1

                        FORM OF LOAN DISBURSEMENT RECEIPT

                 (See Section 3.02 of the Investment Agreement)

                           [MSF HOLDING'S LETTERHEAD]

                                                                          [Date]
International Finance Corporation
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America

Attention:  Manager, Accounting Division

Ladies and Gentlemen:

                               Investment No. 8354
                      Disbursement Receipt No. [ ]* (Loan)

         The Co-Borrowers, as defined in the Investment Agreement referred to below, hereby acknowledge receipt on the date hereof, of the sum of $___________ disbursed to us by International Finance Corporation ("IFC") under the Loan of forty million Dollars ($40,000,000) provided for in the Investment Agreement dated April 27, 1998 and amended and restated as of September 29, 1998 among MSF Holding Ltd., Medical Systems Finance S.A., Estolur S.A., Healthcare Systems Finance S.A., Sistemas Financieros S.A., and International Finance Corporation.

                                            Yours truly,

                                            MSF HOLDING LTD.

                                            By ________________________
                                               Authorized Representative**


*        To correspond with number of the Disbursement request. See Schedule 1.

** As named in the Co-Borrower's Certificate of Incumbency and Authority (see Schedule 4).

                                                                      SCHEDULE 3
                                                                     Page 1 of 3


                      FORM OF REQUEST FOR SUBSCRIPTION AND
                              DISBURSEMENT (EQUITY)

                         (See Sections 4.01(b) and 6.06)

                           [MSF HOLDING'S LETTERHEAD]

                                                                          [Date]
International Finance Corporation
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America

Attention:  Director, Latin America and the Caribbean Department

Ladies and Gentlemen:

                               Investment No. 8354
                       Request for Disbursement (Equity)*

1. Please refer to the Investment Agreement (as amended from time to time, the "Investment Agreement") dated April 27, 1998 and amended and restated as of September 29, 1998 among MSF Holding Ltd., Medical Systems Finance S.A., Estolur, S.A. and Healthcare Systems Finance S.A., Sistemas Financieros S.A. and International Finance Corporation ("IFC"). Terms defined in the Investment Agreement have their defined meanings whenever used in this request.



*        Each request to be numbered in sequence.

                                                                      SCHEDULE 3
                                                                     Page 2 of 3

2. The Co-Borrowers request the subscription and disbursement on ____________, 19__ [as soon as practicable after the date of this request], of the amount of [amount and currency] in accordance with Section 4.01 of the Investment Agreement. You are requested to pay such amount to [Name and Address of Bank], for credit to the Co-Borrower's account no. ____________.

3. Against disbursement by you in accordance with Section 4.01 of the Investment Agreement, we will deliver to you a share certificate evidencing ownership of [number] Shares.

4. For the purpose of Sections 6.02 and 6.04 of the Investment Agreement, each of the Co-Borrowers certifies as follows:

         (a) no Event of Default and no Potential Event of Default has occurred and is continuing;

         (b) there has not occurred any default by any party to any of the agreements referred to in Section 6.01(d) of the Investment Agreement in the performance of any provision of any of such agreements;

         (c) the proceeds of the disbursement are at the date of this request needed by the Co-Borrowers for the purpose of the Project, or will be needed for such purpose within six (6) months of such date;

         (d) since April 27, 1998 nothing has occurred which might materially and adversely affect the carrying out of the Project or such Co-Borrower's or DVI's business prospects or financial condition, or make it improbable that such Co-Borrower will be able to fulfill any of its obligations under the Investment Agreement;

         (e) since April 27, 1998 such Co-Borrower has not incurred any material loss or liability (except such liabilities as may be incurred by such Co-Borrower in accordance with Section 7.02, 7.03 and 7.04 of the Investment Agreement);

                                                                      SCHEDULE 3
                                                                     Page 3 of 3

         (f) the representations and warranties made in Article V of the Investment Agreement are true on the date of this request and will be true on the date of Disbursement with the same effect as if such representations and warranties had been made on and as of each such date (but in the case of Section 5.01(c), without the words in parenthesis);

         (g) immediately after such subscription or disbursement, IFC would not have subscribed and paid for a higher proportion of the IFC Shares than the proportion which each of the other shareholders of MSF Holding has by then subscribed and paid for of the total number of Shares to be subscribed by it in accordance with the Financial Plan;

         (h) DVI International and PIE have acquired, or will contemporaneously with this subscription acquire, in the aggregate, at least seventy-four per cent (74%) of the issued voting share capital of MSF Holding;

         (i) FMO has acquired, or will contemporaneously with this subscription acquire, in the aggregate, at least thirteen percent (13%) of the issued voting share capital of MSF Holding on terms and conditions satisfactory to IFC; and

         (j) all subscribed shares have been paid in full in cash.

         The above certifications are effective as of the date of this request and shall continue to be effective as of the date of subscription and disbursement. If any such certification is no longer valid as of or prior to the date of the requested subscription and disbursement each of the Co-Borrowers undertakes to promptly notify IFC by telex or facsimile.

                                            Yours truly,

                                            MSF HOLDING LTD.


                                            By ________________________
                                               Authorized Representative
Copy to:  Manager
          Accounting Division
          International Finance Corporation

                                                                      SCHEDULE 4
                                                                     Page 1 of 2


                 FORM OF CERTIFICATE OF INCUMBENCY AND AUTHORITY

                              (See Section 6.01(l))

                           [CO-BORROWER'S LETTERHEAD]

                                                                          [Date]

International Finance Corporation
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America

Attention:  Director, Latin America and Caribbean Department

Ladies and Gentlemen:

                     Certificate of Incumbency and Authority


         With reference to the Investment Agreement between us, dated April 27, 1998 and amended and restated as of September 29, 1998 (as amended from time to time the "Investment Agreement"), I, the undersigned [Chairman/Director] of [Name of Company] (the "Co-Borrower"), duly authorized to do so, hereby certify that the following are the names, offices and true specimen signatures of the persons each of whom are, and will continue to be, authorized:

         (a) to sign on behalf of the Co-Borrower the requests for the subscription and disbursement of funds provided for in Sections 3.02 and 4.01 of the Investment Agreement;

         (b) to sign the certifications provided for in Sections 6.02, 6.03,
6.04 and 6.06 of the Investment Agreement; and

         (c) to take any other action required or permitted to be taken, done, signed or executed under the Investment Agreement or any other agreement to which IFC and the Co-Borrower may be parties.

                                                                      SCHEDULE 4
                                                                     Page 2 of 2


* Name                     Office                      Specimen Signature
------                     ------                      ------------------

---------------------      ----------------------      -------------------------
---------------------      ----------------------      -------------------------
---------------------      ----------------------      -------------------------

         You may assume that any such person continues to be so authorized until you receive authorized written notice from the Co-Borrower that they, or any of them, is no longer so authorized.

                                                     Yours truly,

                                                     [NAME OF CO-BORROWER]



                                                     By ------------------------
                                                          [Chairman/Director]




* Designations may be changed by the Co-Borrower at any time by issuing a new Certificate of Incumbency and Authority authorized by the Board of Directors of the Co-Borrower.

                                                                      SCHEDULE 5
                                                                     Page 1 of 2


                    FORM OF LETTER TO CO-BORROWERS' AUDITORS

                      (See Sections 6.01(k) and 7.01(g) of
                            the Investment Agreement)

                           [CO-BORROWER'S LETTERHEAD]

                                                                          [DATE]

[NAME OF AUDITORS]
[ADDRESS]




Ladies and Gentlemen:


         We hereby authorize and request you to give to International Finance Corporation of 2121 Pennsylvania Avenue, N.W., Washington, D.C. 20433, United States of America ("IFC"), all such information as IFC may reasonably request with regard to the financial statements of the undersigned Co-Borrower, both audited and unaudited. We have agreed to supply that information and those statements under the terms of an Investment Agreement between the undersigned Co-Borrower and IFC dated April 27, 1998 and amended and restated as of September 29, 1998 (as amended from time to time, the "Investment Agreement"). For your information we enclose a copy of the Investment Agreement.

         We authorize and request you to send two copies of the audited accounts of the undersigned Co-Borrower to IFC to enable us to satisfy our obligation to IFC under Section 7.01(e)(i) of the Investment Agreement. When submitting the same to IFC, please also send, at the same time, a copy of your full report on such accounts in a form reasonably acceptable to IFC.

         Please note that under Section 7.01(e)(ii) and (iii) of the Investment Agreement, we are obliged to provide IFC with:

                                                                      SCHEDULE 5
                                                                     Page 2 of 2


         (a) a copy of any management letter or other communication from you to the Co-Borrower or its management commenting on, among other things, the adequacy of the Co-Borrower's financial control procedures and accounting and management information systems; and

         (b) a report by you certifying that, based upon its audited financial statements, the Co-Borrower was in compliance with the financial covenants contained in Sections 7.02, 7.03 and 7.04 of the Investment Agreement as at the end of the relevant Fiscal Year or, as the case may be, detailing any non-compliance.

         Please also submit each such communication and report to IFC with the audited accounts.

         For our records, please ensure that you send to us a copy of every letter which you receive from IFC immediately upon receipt and a copy of each reply made by you immediately upon the issue of that reply.

                                               Yours truly,

                                               [NAME OF CO-BORROWER]



                                                By ________________________
                                                   Authorized Representative


Enclosure

cc:      Director
         Latin America and Caribbean
         International Finance Corporation
         2121 Pennsylvania Avenue, N.W.
         Washington, D.C. 20433
         United States of America

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                                                                      SCHEDULE 6
                                                                     Page 1 of 2


            INFORMATION TO BE INCLUDED IN ANNUAL REVIEW OF OPERATIONS

              (See Section 7.01(e)(iv) of the Investment Agreement)


         (1) Sponsors and Shareholdings. Information on significant changes in share ownership of any Co-Borrower, the reasons for such changes, and the identity of major new shareholders.

         (2) Country Conditions and Government Policy. Report on any material changes in local conditions, including government policy changes, that directly affect any Co-Borrower (e.g. changes in government economic strategy, taxation, foreign exchange availability, price controls, and other areas of regulations.)

         (3) Management and Technology. Information on significant changes in (i) the Co-Borrowers' senior management or organizational structure, and (ii) technology used by any Co-Borrower, including technical assistance arrangements.

         (4) Corporate Strategy. Description of any changes to any Co-Borrower's corporate or operational strategy, including changes in products, degree of integration, and business emphasis.

         (5) Markets. Brief analysis of changes in any Co-Borrower's market conditions (both domestic and export), with emphasis on changes in market share and degree of competition.

                                                                      SCHEDULE 6
                                                                     Page 2 of 2


         (6) Operating Performance. Discussion of major factors affecting the year's financial results (sales by value and volume, operating and financial costs, profit margins, capacity utilization, capital expenditure, etc.).

         (7) Financial Condition. Key financial ratios for previous year, compared with ratios covenanted in the Investment Agreement.

         (8) Asset Liability Management Reports. Reports containing interest rate exposures, foreign currency exposures (Dollars and other currencies), hedging, etc.

                                                                      SCHEDULE 7
                                                                     Page 1 of 1


                         MINIMUM INSURANCE REQUIREMENTS

                  (Section 7.01(t) of the Investment Agreement)



The Co-Borrowers shall insure their assets and activities according to their own written insurance policy which shall be approved by IFC, and monitor the insurance on all loans and leases made under Lease/Loan Agreements.

The insurance required will be expected to include, but not be limited to, insurance against the following:

(a)      Fire and Perils, or all Risks, on assets;

(b)      General Liability;

(c)      Financial Institution Bond ( Fidelity/Cash/etc.);

(d)      Other Insurances required by law.


SPECIAL PROVISIONS

(a)      IFC named as additional insured on all liability policies.

(b) Deliver to IFC a description of the procedures instituted by the Co-Borrowers to monitor insurance on all loans and leases made under Lease/Loan Agreements.

                                                                      SCHEDULE 8
                                                                     Page 1 of 5



                  FORM OF AGREEMENT OF ADDITIONAL CO-BORROWERS

                               (See Section 9.13)


                [LETTERHEAD OF INTERNATIONAL FINANCE CORPORATION]


                                                                          [Date]


MSF Holding Ltd.
Medical Systems Finance S.A.
Estolur S.A.
Healthcare Systems Finance S.A.
Sistemas Financieros S.A.
[other Co-Borrowers]
[new Co-Borrower]
Euro Canadian Centre
Marlborough Street
P.O. Box B-8327
Nassau, Bahamas



Dear Sirs:

         We refer to the Amended and Restated Investment Agreement dated April 27, 1998 and amended and restated as of September 29, 1998, among MSF Holding Ltd., Medical Systems Finance S.A., Estolur S.A., Healthcare Systems Finance S.A., Sistemas Financieros S.A., [other Co-Borrowers] (collectively the "Existing Co-Borrowers") and International Finance Corporation (as amended from time to time, the "Investment Agreement"). Terms used and not defined herein that are defined in the Investment Agreement are used herein as there defined.

                                                                      SCHEDULE 8
                                                                     Page 2 of 5


         The parties hereto agree that [name of new Co-Borrower] (the "New Co-Borrower") is to become a Co-Borrower under the Investment Agreement and further agree as follows.

         1. The New Co-Borrower hereby agrees to perform and discharge, jointly and severally with the other Co-Borrowers, all of the obligations, debts and liabilities of a Co-Borrower under the Investment Agreement, whether now existing or hereafter arising, known or unknown, absolute or contingent.

         2. The New Co-Borrower shall be entitled to all of the rights of a Co-Borrower under the Investment Agreement.

         [3.      The New Co-Borrower shall be an Eligible Co-Borrower.]*

         [4]. The New Co-Borrower hereby makes, and each of the Existing Co-Borrowers hereby restates, as if set forth at length herein, each of the representations and warranties set forth in Section 5.01 of the Investment Agreement.

         [5]. This Agreement shall become effective upon (a) the execution and delivery of this Agreement by IFC, each of the Existing Co-Borrowers and the New Co-Borrower and (b) the delivery by IFC to the Co-Borrowers of a notice stating that each of the following events has occurred and that this Agreement has become effective:

                  (i) IFC has received opinions of counsel acceptable to IFC and in form and substance satisfactory to IFC (A) to the effect that this Agreement has been duly executed and delivered by the Existing Co-Borrowers and the New Co-Borrower, that this Agreement and the Investment Agreement as amended hereby each constitutes the legal, valid, and binding obligations of the Existing Co-Borrowers and the New Co-Borrower and that each of the agreements referred to in Section[5](b)(ii), as amended in accordance with Section [5](b)(ii), constitutes the legal, valid and binding obligations of the parties thereto and
(B) with respect to such other matters as IFC may reasonably request.


* Include this paragraph only if the New Co-Borrower is to be an Eligible Co-Borrower.

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                                                                      SCHEDULE 8
                                                                     Page 3 of 5

                  (ii) to the extent necessary in the reasonable opinion of IFC, each of the following agreements has been amended by the execution and delivery of amendatory agreements in form and substance satisfactory to IFC:

                  (A)      the Guarantee Agreement;

                  (B)      the Servicing Agreement;

                  (C) the Share Retention, Non-Competition and Put Option Agreement;

                  (D)      the Stand-by Loan Facility Agreement;

                  (E)      the Technical Assistance Agreement; and

                  (F)      the Security Agreements.

                  (iii) the fees and disbursements of IFC's counsel in connection with the preparation, execution and delivery of this Agreement, the delivery of the legal opinions referred to in Section [5](b)(i), and the preparation, execution and delivery of amendatory agreements referred to in Section [5](b)(ii) have been paid in full by the Co-Borrowers.

         6. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                                                      SCHEDULE 8
                                                                     Page 4 of 5


         If the foregoing correctly states our agreement, please so indicate by signing and returning to us the enclosed copy of this Agreement.

                                    INTERNATIONAL FINANCE CORPORATION


                                    By:_____________________________________
                                          Authorized Representative


AGREED:

MSF HOLDING LTD.


By:______________________
     Authorized Representative


MEDICAL SYSTEMS FINANCE S.A.


By:_______________________
      Authorized Representative

ESTOLUR S.A.


By:_______________________
      Authorized Representative


HEALTHCARE SYSTEMS FINANCE S.A.


By:________________________
      Authorized Representative

                                                                      SCHEDULE 8
                                                                     Page 5 of 5


SISTEMAS FINANCIEROS S.A.


By:________________________
      Authorized Representative


[ANY ADDITIONAL CO-BORROWER]


By:______________________________
      Authorized Representative


[NEW CO-BORROWER]


By:______________________________
      Authorized Representative